UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AK STEEL HOLDING CORPORATION

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Notes:

Reg. §240.14a-101.

SEC 1913 (3-99)

April 17, 2008

To our Stockholders:

It is my pleasure to invite you to the 2008 Annual Meeting of Stockholders of AK Steel Holding Corporation. The meeting will be held at 1:30 p.m. Central Daylight Saving Time on Thursday, May 29, 2008 at the Ritz Carlton Hotel Chicago, located at 160 E. Pearson Street, Chicago, Illinois 60611.

Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on April 1, 2008, or their duly appointed proxies, and to guests of management. If you cannot attend the meeting in person, I urge you to participate by voting your proxy in one of the methods explained in the Notice that you received in the mail. You may also listen to the annual meeting via the Internet. To listen to the live webcast, log on at http://www.aksteel.com and select the link on the homepage for the webcast of the 2008 Annual Meeting of Stockholders. The webcast will begin at 1:30 p.m. and will remain on the Company’s website for one year. Please note that you cannot record your vote on this website.

Your vote is important, and the management of AK Steel appreciates your cooperation in directing proxies to vote at the meeting.

We have elected to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. Please review the instructions with respect to each of your voting options as described in the Proxy Statement and the Notice.

Your continuing interest in our company is greatly appreciated. I look forward to seeing you at the Annual Meeting.

Sincerely,

James L. Wainscott

AK STEEL HOLDING CORPORATION

9227 Centre Pointe Drive

West Chester, Ohio 45069

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

OF AK STEEL HOLDING CORPORATION (THE “COMPANY”)

Date:	Thursday, May 29, 2008

Time:	1:30 p.m., Central Daylight Saving Time

Place:	Ritz Carlton Hotel Chicago 160 E. Pearson Street Chicago, Illinois 60611

Purposes:	1. To elect eleven directors of the Company;

2. To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008;

3. To re-approve the performance goals of the Company’s Annual Management Incentive Plan;

4. To transact such other business as properly may come before the meeting.

Who Can Vote:	AK Steel Stockholders as recorded in our stock register as of the close of business on April 1, 2008.

How You Can Vote in Advance of the Meeting:	You can vote in advance of the meeting via the internet, by telephone, or, if you order a paper copy of the proxy materials, by using the proxy card that will be enclosed with those materials. If you intend to use the proxy card, please mark, date and sign it, and then return it promptly in the postage-paid envelope that comes with the card. If you intend to vote over the telephone or via the Internet, please follow the instructions on the Notice of Internet Availability that you received. Those instructions are also available on the Company’s website. Please vote regardless of whether you plan to attend the annual meeting.

Right to Revoke Your Proxy:	You may revoke your proxy at any time before it is voted. To revoke your proxy, you must send written notice of revocation to the Company by submitting a new proxy card with a later date or by submitting a subsequent vote via the internet or by telephone. If you are a stockholder of record, you also may attend the annual meeting and revoke your proxy in person.

Who May Attend:	Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on April 1, 2008, or their duly appointed proxies, and to guests of management. Stockholders will need to present personal photo identification to attend. If your shares are not registered in your name, you must bring personal photo identification and proof of stock ownership to the meeting to be admitted. We will accept as proof of stock ownership either a copy of your account statement or a letter from your broker, bank or other institution reflecting the number of shares of common stock you owned as of April 1, 2008.

Cameras and Recording Devices Prohibited:	Please note that no cameras, recording devices or other electronic devices will be permitted at the meeting. For your safety, we reserve the right to inspect all packages prior to admission at the Annual Meeting.

By Authorization of the Board of Directors,

David C. Horn, Secretary

West Chester, Ohio

April 17, 2008

PROXY STATEMENT

AK STEEL HOLDING CORPORATION

9227 Centre Pointe Drive

West Chester, Ohio 45069

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of AK Steel Holding Corporation (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 29, 2008, and at any and all adjournments thereof.

We are pleased to be able to take advantage of the new Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new “e-proxy” process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting. On April 17, 2008, we mailed to stockholders a notice containing instructions on how to access our 2008 Proxy Statement and Annual Report on the Internet and to vote online. That notice also contains instructions on how you can receive a paper copy of the Proxy Statement and Annual Report via the United States mail or an electronic copy via e-mail if you prefer either of those alternatives.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A.	In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials, including this Proxy Statement and the AK Steel Holding Corporation 2007 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet availability (the “Notice”) was mailed to our stockholders which provides instruction to you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice.

Q.	What is a “proxy?”

A.	A proxy is a person authorized to act for another person. Giving the Proxy Committee your proxy means that you authorize the Proxy Committee to vote on your behalf at the annual meeting of stockholders.

Q.	Whom am I appointing as my proxy?

A.	The Board of Directors appointed a Proxy Committee to vote the shares as indicated on the proxy forms timely returned to the Company. The Proxy Committee consists of James L. Wainscott, David C. Horn and Albert E. Ferrara, Jr.

Q.	What is a Proxy Statement?

A.	The document you are reading is a Proxy Statement. It is intended to provide you and other stockholders of the Company with information necessary to vote in an informed manner on matters to be presented at the annual meeting of stockholders. It is sent in conjunction with a solicitation of your proxy.

Q.	Why is the Company soliciting my proxy?

A.	The Board of Directors is soliciting your proxy to vote at the annual meeting because you were a stockholder at the close of business on April 1, 2008, the record date, and are entitled to vote at the meeting. It is important that as many stockholders as possible vote on the issues to be decided at the annual meeting of stockholders. The process of soliciting proxies is intended to increase the number of stockholders who vote on those issues.

Q.	Why did I receive more than one Notice?

A.	You may receive more than one Notice if you hold AK Steel stock in different ways (e.g., joint tenancy, in trust, or in a custodial account) or in multiple accounts.

Q.	How do I obtain voting instructions if my stock is held in “street name”?

A.	If your stock is held in “street name” (i.e., your stock is actually shown on the Company’s records as owned in the name of your bank or brokerage company and that company holds the stock for your benefit), you will receive your Notice from your bank or broker. The Notice provided by your broker will contain instructions regarding how to access the proxy materials and voting instructions.

Q.	Who is a “stockholder of record” and what does that term mean?

A.	You are a “stockholder of record” and qualified to attend and vote at the annual meeting of stockholders if you are shown on the Company’s stock records as the owner of common stock of the Company as of the close of business on April 1, 2008.

Q.	Must I use a proxy or may I vote in person at the annual meeting?

A.	You may vote in person at the annual meeting of stockholders if you are a stockholder of record and you provide at the meeting the identification required for admission. To be admitted at the meeting, you will need to present personal photo identification. If your shares are not registered in your name, you must (1) bring personal photo identification and proof of stock ownership to the meeting to be admitted, and (2) obtain and bring with you to the meeting a proxy from your broker, bank or other institution in whose name your shares are held in order to vote those shares at the meeting. A copy of your account statement or a letter from your broker, bank or other institution reflecting the number of shares of common stock you own as of April 1, 2008 constitutes adequate proof of stock ownership.

Q.	Is there any way for me to vote other than in person or by proxy at the annual meeting?

A.	Yes. You may vote over the telephone or via the Internet. The Notice you received in the mail contains instructions for voting by these methods.

Q.	Do I vote only once regardless of how many shares I own? If not, how many votes do I get to cast?

A.	You are entitled to one vote for each share of common stock in the Company which you held as of the close of business on April 1, 2008.

Q.	What are my choices when voting on the election of the directors?

A.	You may vote separately for each director. You may vote in favor of his or her election or you may withhold from voting with respect to his or her election.

Q.	What does it mean to “WITHHOLD” from voting and what impact does that have?

A.	If you indicate on your proxy card that you wish to “withhold” from voting with respect to a particular proposal, your shares will not be voted for or against that proposal. Your shares will be counted, however, to determine whether there is a quorum present at the meeting.

Q.	What are my choices when voting on the proposal to ratify the Audit Committee’s appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for 2008?

A.	You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to the proposal.

Q.	What are my choices when voting on the proposal to reapprove the performance goals for the Annual Management Incentive Plan?

A.	You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to the proposal.

Q.	What does it mean to “ABSTAIN” from voting and what impact does that have?

A.	If you indicate on your proxy card that you wish to “ABSTAIN” from voting with respect to a particular proposal, your shares will not be voted for or against that proposal. Your shares will be counted, however, to determine whether there is a quorum present at the meeting.

Q.	What are “broker non-votes” and how are they counted for voting purposes?

A.	Broker non-votes occur when a broker (or other nominee holder, like a bank) returns a proxy but does not vote the shares represented by that proxy on a particular proposal, usually because the beneficial owners of those shares have not provided direction to the broker on how to vote them. Broker non-votes do not count for voting purposes but are counted to determine whether there is a quorum present at the meeting.

Q.	Who will count the votes?

A.	The votes will be counted by an inspector of election appointed by the Board. The Board has appointed Michael Lang of Computershare Investor Services, LLC as the inspector of election and Jeanine Simon, also of Computershare Investor Services, LLC, as an alternate inspector of election in the event Mr. Lang is unable to serve.

Q. What is a quorum and why is it important?

A.	In the context of the annual meeting, a quorum is the presence at the meeting, either in person or by proxy, of stockholders holding the minimum number of shares of the Company’s stock necessary to make the proceedings of that meeting valid under the Company’s bylaws and applicable law. More specifically, the presence of stockholders, in person or represented by proxy, holding a majority of the Company’s outstanding shares constitutes a quorum. If you submit a properly executed proxy, then your shares will be considered part of the quorum. As of April 1, 2008, there were 111,990,458 issued and outstanding shares of the Company’s common stock, which is the only class of stock outstanding.

Q.	How many votes are needed for the proposals to pass?

A.	Election of Directors. The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the annual meeting is required for election as a director.

Ratification of Independent Registered Accounting Firm. The affirmative vote of the holders of a majority of the votes cast on the issue is required for ratification of the appointment of the independent registered public accounting firm.

Re-approval of the performance goals for the Annual Management Incentive Plan. The affirmative vote of the holders of a majority of the votes cast on the issue is required for approval of the Annual Management Incentive Plan.

Q.	What constitutes a “majority of the votes cast” in the context of a vote of the shareholders?

A.	A majority means the number of shares voted “for” a proposal must exceed the number of shares voted “against” that proposal. Under this standard, abstentions and broker non-votes do not affect the results of the vote.

Q.	What constitutes a “plurality” in the context of a vote of the shareholders?

A.	A plurality means having the most votes, even if it is less than half the votes cast.

Q.	What happens if I return my proxy card but do not mark how I want my votes to be cast?

A.	If you timely return a signed and dated proxy card, but do not mark how your shares are to be voted, those shares will be voted by the Proxy Committee as recommended by the Board of Directors.

Q.	What is the recommendation of the Board of Directors with respect to the election of directors?

A.	The Board of Directors recommends a vote FOR the election of each of the nominee directors.

Q.	What is the recommendation of the Board of Directors with respect to the ratification of the appointment of the independent registered public accounting firm?

A.	The Board of Directors recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.

Q.	What is the recommendation of the Board of Directors with respect to the re-approval of the performance goals for the Annual Management Incentive Plan?

A.	The Board of Directors recommends a vote FOR the re-approval of the performance goals for the Annual Management Incentive Plan.

ELECTION OF DIRECTORS

(Proposal 1 on the proxy card)

In accordance with the Company’s by-laws, the Board of Directors has fixed the number of directors at eleven, effective as of the date of the Annual Meeting. Eleven incumbent nominees will stand for election at the Annual Meeting. If elected, each nominee will serve as a director of the Company for a term expiring on the date of the next succeeding Annual Meeting or until his or her successor is duly elected and qualified. If any nominee is unable to serve, or determines, prior to his or her election, that he or she will be unable to serve, proxies may be voted for another person designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

Information Concerning Nominees for Directors

Set forth below is information with respect to the eleven nominees for election as directors.

Richard A. Abdoo	Age:	64
	Director Since:	April 19, 2001
	Committees:	Compensation (Chair), Nominating and Governance
	Principal Occupation:	President, R. A. Abdoo & Co., LLC
	Prior Positions Held:	Served as Chairman and Chief Executive Officer of Wisconsin Energy from May 1, 1991 to April 30, 2004.
	Other Directorships:	RENERGY Corporation
	Other Information:	Member of the American Economic Association and is a registered professional engineer in various states.

John S. Brinzo	Age:	66
	Director Since:	January 19, 2007
	Committees:	Compensation, Nominating and Governance
	Principal Occupation:	Retired
	Prior Positions Held:	Served as Chairman of the Board of Directors of Cleveland-Cliffs Inc from January 2000 until May, 2007; served as Chief Executive Officer of Cleveland-Cliffs Inc from November 1997 until his retirement from the Company in September 2006; served as President of Cleveland-Cliffs Inc from November 1997 until April 2005.
	Other Directorships:	The Brinks Company, Alpha Natural Resources, Delta Air Lines, Inc.
	Other Information:	Serves on the Board of Trustees for the Great Lakes Science Center and the Kent State Foundation. Past Chairman of the National Mining Association.

Dennis C. Cuneo	Age:	58
	Director Since:	January 21, 2008
	Committees:	None at present; Mr. Cuneo’s committee appointments will be made at the May 2008 meeting of the Board of Directors.
	Principal Occupation:	Attorney, Arent Fox LLP since November 1, 2006.
	Prior Positions Held:	Served as Senior Vice President of Toyota Motor North America, Inc. from 2000 to 2006, Corporate Secretary and Chief Environmental Officer of Toyota Motor North America, Inc. from 2004 to 2006, and Senior Vice President of Toyota Motor Manufacturing North America from 2001 to 2006.
	Other Directorships:	Loyola University, Kettering University, and the National Stock Exchange, and on the Visiting Committee of the University of Chicago’s Physical Sciences Division.
	Other Information:	Served as Chairman of the Cincinnati Branch of the Federal Reserve from 2003 to 2004

William K. Gerber	Age:	54
	Director Since:	January 1, 2007
	Committees:	Audit, Public and Environmental Issues
	Principal Occupation:	Managing Director, Cabrillo Point Capital LLC
	Prior Positions Held:	Served as Executive Vice President and Chief Financial Officer of Kelly Services, Inc. from 1998 to December 31, 2007.
	Other Directorships:	Kaydon Corporation, Wolverine World Wide, Inc.

Dr. Bonnie G. Hill	Age:	65
	Director Since:	April 7, 1994
	Committees:	Compensation, Public and Environmental Issues
	Principal Occupation:	President of B. Hill Enterprises, LLC
	Prior Positions Held:	Served as President and Chief Executive Officer of The Times Mirror Foundation and Vice President of The Times Mirror Company from February 1997 to July 2001; served as Senior Vice President Communications and Public Affairs for the Los Angeles Times from August 1998 to July 2001; prior thereto, served as Dean of the McIntire School of Commerce at the University of Virginia.
	Other Directorships:	The Home Depot, Inc., YumBrands, Inc. and California Water Service Group
	Other Information:	Serves on the boards of Goodwill of Greater Los Angeles, the Los Angeles Urban League and the FINRA Investor Education Foundation

Robert H. Jenkins	Age:	65
	Director Since:	January 24, 1996
	Committees:	Compensation, Nominating and Governance (Chair)
	Principal Occupation:	Retired; has served as Lead Director of the Board of Directors since January 1, 2006.
	Prior Positions Held:	Served as the non-executive Chairman of the Board of the Company from October 16, 2003 to December 31, 2005; served as Chairman of the Board of Sundstrand Corporation from April 1997 and as President and Chief Executive Officer of that company from September 1995, in each case until his retirement in August 1999 following the merger of Sundstrand Corporation with and into United Technologies Corporation in June 1999. Employed by Illinois Tool Works as its Executive Vice President and in other senior management positions for more than five years prior to September 1999.
	Other Directorships:	Clarcor Inc., Jason, Inc. and ACCO Brands Corporation.

Daniel J. Meyer	Age:	71
	Director Since:	January 1, 2000
	Committees:	Audit (Chair), Public and Environmental Issues
	Principal Occupation:	Retired
	Prior Positions Held:	Retired as Chairman and Chief Executive Officer of Milacron Inc. in May 2001.
	Other Directorships:	Hubbell Inc., Cincinnati Bell Inc.

Ralph S. Michael, III	Age:	53
	Director Since:	July 20, 2007
	Committees:	None at present; Mr. Michael’s committee appointments will be made at the May 2008 meeting of the Board of Directors.
	Principal Occupation and Prior Positions Held:	Former President and Chief Operating Officer of the Ohio Casualty Insurance Company from July 25, 2005 until its sale on August 24, 2007; served as Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association, and then as Executive Vice President and Manager of Private Asset Management for U.S. Bank from 2004 through July 2005; served as President of U.S. Bank Oregon from 2003 to 2005; served as Executive Vice President and Group Executive of PNC Financial Services Group, with responsibility for PNC Advisors, PNC Capital Markets and PNC Leasing from 2001 to 2002; served as Executive Vice President and Chief Executive Officer of PNC Corporate Banking from 1996 to 2001.
	Other Directorships:	Key Energy Services Inc., The Cincinnati Bengals, Inc., Xavier (OH) University, Friedman Billings Ramsey Group, Inc. and Cincinnati Center City Development Corporation.
	Other Information:	Served as a director of Ohio Casualty Corporation from April 2002 until July 2005, Integrated Alarm Services Group from January 2003 until April 2007 and T.H.E. Inc. from 1991 to 2004.

Shirley D. Peterson	Age:	66
	Director Since:	January 13, 2004
	Committees:	Audit, Nominating and Governance
	Principal Occupation:	Retired
	Prior Positions Held:	Served as President of Hood College, an independent liberal arts college in Frederick, Maryland from 1995 until 2000; served in the U.S. government, first appointed by President George H.W. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of Internal Revenue from 1989 until 1993; partner in the law firm of Steptoe & Johnson from 1969 until 1989 and from 1993 until 1994.
	Other Directorships:	Goodyear Tire & Rubber Company, Champion Enterprises, Inc. and Wolverine World Wide, Inc.

Dr. James A. Thomson	Age:	63
	Director Since:	March 18, 1996
	Committees:	Audit; Public and Environmental Issues
	Principal Occupation:	President and Chief Executive Officer of The RAND Corporation, and has served in that capacity since August 1989.
	Other Directorships:	Encysive Pharmaceuticals Inc.

James L. Wainscott	Age:	51
	Director Since:	October 16, 2003
	Committees:	None
	Principal Occupation:	Chairman, President and Chief Executive Officer of the Company since January 1, 2006.
	Prior Positions Held:	President and Chief Executive Officer of the Company from October 2003 to December 2005; Chief Financial Officer from July 1998 to October 2003; Treasurer of the Company from April 1995 to April 2001; elected Senior Vice President of the Company in January 2000, having previously served as Vice President from April 1995 until that date.
	Other Directorships:	American Iron and Steel Institute, Specialty Steel Industry of North America.
	Other Information:	Serves on the Board of Trustees for the Good Samaritan Hospital Foundation and the Anthony Munoz Foundation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Public and Environmental Issues Committee. The table below shows the current membership for each Board committee.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Public and Environmental Issues Committee

Richard A. Abdoo		✓ (Chair)	✓

John S. Brinzo		✓	✓

Dennis C. Cuneo*

William K. Gerber	✓			✓

Dr. Bonnie G. Hill		✓		✓

Robert H. Jenkins		✓	✓ (Chair)

Daniel J. Meyer	✓ (Chair)			✓

Ralph S. Michael, III**

Shirley D. Peterson	✓		✓

Dr. James A. Thomson	✓			✓ (Chair)

James L. Wainscott

*	Mr. Cuneo became a member of the Board on January 21, 2008 and the Board has not yet appointed him to serve on any committees. The Company anticipates that the Board will appoint him to a committee or committees when it determines committee assignments in the ordinary course at its May 2008 Board meeting.

**	Mr. Michael became a member of the Board on July 20, 2007 and the Board has not yet appointed him to serve on any committees. The Company anticipates that the Board will appoint him to a committee or committees when it determines committee assignments in the ordinary course at its May 2008 Board meeting.

Audit Committee

The Audit Committee has four members and met eight times in 2007. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including:

•	overseeing the integrity of the Company’s financial statements;

•	monitoring compliance with legal and regulatory requirements;

•	assessing the independent registered public accounting firm’s qualifications and independence;

•	assessing the performance of the independent registered public accounting firm and internal audit function;

•	determining annually that one or more of its members meets the definition of “audit committee financial expert” within the meaning of the Sarbanes Oxley Act of 2002; and

•	reviewing annually the financial literacy of each of its members, as required by the New York Stock Exchange listing standards.

In fulfilling these responsibilities, the Audit Committee selects and appoints the independent registered public accounting firm that will serve as the independent auditors of the Company’s annual financial statements. As a matter of good corporate governance, the Committee seeks ratification by the Company’s stockholders of the appointment of that firm as the Company’s independent registered public accounting firm. The Committee also meets with representatives of that accounting firm to review the plan, scope and results of the annual audit, the Company’s critical accounting policies and estimates and the recommendations of the independent registered public accounting firm regarding the Company’s internal accounting systems and controls. A report of the Audit Committee is located on page 53.

In March 2008, the Board of Directors determined that all of the Audit Committee members are financially literate and each of Messrs. Gerber and Meyer is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee satisfies the requirements of the New York Stock Exchange Rules 303A.06 and 303A.07 and Rule 10A-3 of the Exchange Act and each of its members satisfies the independence, financial literacy and other requirements of those provisions and New York Stock Exchange Rule 303A.02.

Compensation Committee

The Compensation Committee has four members and met six times in 2007. The primary purpose of the Compensation Committee is to assist the Board in overseeing the Company’s management compensation policies and practices, including:

•	determining and approving the compensation of the Company’s Chief Executive Officer;

•	determining and approving compensation levels for the Company’s other executive officers;

•	reviewing and approving management incentive compensation policies and programs;

•	reviewing and approving equity compensation programs for employees; and

•	reviewing and approving for inclusion in the proxy statement management’s Compensation Discussion and Analysis.

All members of the Compensation Committee are “outside directors” as that term is defined by the Internal Revenue Code of 1986, as amended (the “Code”), at Section 162(m). The Compensation Committee satisfies the requirements of New York Stock Exchange Rule 303A.05 and each of its members satisfies the independence and other requirements of that rule and New York Stock Exchange Rule 303A.02. For additional information concerning the Compensation Committee and its activities, see “Compensation Discussion and Analysis” beginning on page 21.

Nominating and Governance Committee

The Nominating and Governance Committee has four members and met five times in 2007. The primary purpose of the Nominating and Governance Committee is to assist the Board in:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;

•	overseeing the Company’s policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board;

•	developing, recommending to the Board and overseeing implementation of the Company’s Corporate Governance Guidelines;

•	reviewing on a regular basis the overall corporate governance of the Company and recommending improvements when necessary;

•	considering the independence and related qualifying determinations of each director and nominee for director and making a recommendation to the Board with respect to such matters; and

•

reviewing the Company’s policies and procedures for the review, approval or ratification of reportable transactions with related persons, including reviewing and addressing conflict of interest of directors and executive officers, and making a recommendation to the Board with respect to such matters.

The Nominating and Governance Committee satisfies the requirements of New York Stock Exchange Rule 303A.04 and each of its members satisfies the independence and other requirements of that rule and New York Stock Exchange Rule 303A.02.

In fulfilling its responsibility of identifying, screening and recommending persons for nomination by the Board to serve as a director, the Committee may solicit input and/or recommendations from other members of the Board and/or independent advisors. After the Committee deliberates, it reports its findings and recommendation to the Board. The Board then considers that recommendation and proposes a slate of nominees to the stockholders for election to the Board. In addition to meeting independence requirements, nominees for the Board must not have reached their 72nd birthday at the time of their election.

The principal criteria for selection of nominees are as follows:

•	personal qualities and characteristics (e.g., judgment, integrity, reputation in the business community, and record of public service);

•	business and/or professional expertise, experience and accomplishments;

•	ability and willingness to devote sufficient time to the affairs of the Board and of the Company;

•	diversity of viewpoints, backgrounds and experience from those of other nominees;

•	the needs of the Company at the time of nomination to the Board; and

•	the likely integration of a particular candidate’s skills and personality with those of other nominees in building a Board that will be effective and responsive to the needs of the Company.

The Nominating and Governance Committee will give appropriate consideration to candidates for Board membership nominated by stockholders in accordance with the Company’s by-laws, or as otherwise recommended and will evaluate such candidates in the same manner as other candidates identified to the Committee. Any such recommendations may be submitted in writing to the Chairman of the Nominating and Governance Committee, c/o Secretary, AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069 and should contain whatever supporting material the stockholder considers appropriate. The Committee also will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s by-laws relating to stockholder nominations as described below in “Stockholder Proposals for the 2009 Annual Meeting and Nominations of Directors.” No such nominee was recommended by any security holder or security holder group for election at the 2008 Annual Meeting.

Public and Environmental Issues Committee

The Public and Environmental Issues Committee has four members and met five times in 2007. The primary purpose of the Public and Environmental Issues Committee is to review on behalf of the Board, and to advise management with respect to, significant public policy, environmental, legal, health and safety, and trade issues pertinent to the Company and its policies.

Attendance at Meetings

The Board of Directors met eleven times in 2007. The Company does not have a formal written policy regarding director attendance at the Annual Meeting, although directors are encouraged to attend the Annual Meeting. All directors attended the 2007 Annual Meeting in person or (with respect to one director) by telephone.

The Company expects each director to make a diligent effort to attend all Board meetings and meetings of those committees of which he or she is a member. During 2007, no director attended fewer than 75% of the aggregate of the total meetings of the Board and those committees of which he or she was a member.

Director Stock Ownership Guidelines

Effective July 21, 2005, upon the recommendation of the Nominating and Governance Committee, the Board adopted stock ownership guidelines for all non-employee directors. Those guidelines provide that each director should own shares of the Company’s common stock equal in market value to five times the cash portion of the Board’s annual retainer. By way of example, assuming the cash portion of the Board’s annual retainer is $45,000, the target ownership level for a director would be $225,000. Directors who were in office as of the effective date of the guidelines are expected to attain the minimum level of target ownership by July 21, 2010. Under the policy, new directors are expected to attain the minimum level of target ownership within five years of the date on which they are first elected to the Board. All directors are in compliance with the policy, either by already owning shares in excess of the director’s minimum target ownership level or by being on track to reach the applicable target ownership level within the compliance timeframe. For purposes of these guidelines, the term “ownership” includes: (a) shares of Company stock held directly by a director, (b) shares of Company stock held by a director’s family member living in the same household, and (c) shares of Company restricted stock held directly by a director, whether or not yet vested. The term “ownership” does not include options to purchase stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership of the equity securities of the Company and reports of changes in that ownership. Exchange Act Rule 16a-3(e) requires officers, directors and greater-than-ten-percent beneficial owners to furnish the Company with copies of all reports that they file pursuant to Section 16(a).

To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations from its executive officers and directors that no other reports were required, all Section 16(a) filing requirements applicable to the Company’s officers and directors were complied with during 2007.

Presiding Director and Communication with the Board of Directors

The Company’s Chairman of the Board presides over all Board meetings, except when the Board meets in executive session. The Lead Director presides over all “executive sessions” of the Board, which New York Stock Exchange rule 303A.03 defines as meetings in which the non-management directors of the Company meet without management participation.

Stockholders and interested parties may send communications to the Chairman of the Board, to the Lead Director or to any one or more of the other non-employee directors by addressing such correspondence to the name(s) of any specific director(s) or to the “Board of Directors” as a whole, and mailing it to: Secretary, c/o AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069.

Board Independence

In March 2008, the Nominating and Governance Committee and the Board of Directors held meetings to review the independence of all current non-employee directors. In advance of the review meetings, each incumbent director was asked to provide the Board with detailed information regarding his or her business and other relationships with the Company and its affiliates, and with executive officers and their affiliates, to enable the Board to evaluate his or her independence.

Upon the recommendation of the Nominating and Governance Committee, and after considering all relevant facts and circumstances, the Board has affirmatively determined that none of the current non-employee incumbent directors (i.e., all of the incumbent directors except Mr. Wainscott) has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and all such non-employee incumbent directors qualify as “independent” as that term is defined in Rule 10A-3 of the Exchange Act and New York Stock Exchange Rule 303A. Directors have an affirmative obligation to inform the Board of any material changes that might impact their designation by the Board as “independent.” This obligation includes all business relationships between the director and/or an immediate family member on the one hand and the Company and/or its affiliates and/or executive officers on the other.

In making its independence determination, the Board of Directors considered certain relationships between directors and companies with which such directors are or were affiliated. More specifically, those directors were Mr. Cuneo and Mr. Brinzo. Their relationships considered by the Board of Directors, the Board’s determinations with respect to those relationships, and the principal bases for those determinations are described below.

Mr. Cuneo served as Senior Vice President at Toyota Motor North America, Inc. from 2000 to 2006, Corporate Secretary and Chief Environmental Officer of Toyota Motor North America, Inc. from 2004 to 2006, and Senior Vice President of Toyota Motor Manufacturing North America from 2001 to 2006. Mr. Cuneo currently provides consulting services to Toyota Motor Corporation and its North American subsidiaries, including Toyota Motor Manufacturing North America, with which the Company has a supply agreement. The Board of Directors has determined that Mr. Cuneo’s previous service as an officer of the Toyota entities named above and his current service to Toyota as a consultant do not disqualify Mr. Cuneo from being deemed independent nor constitute a material relationship with the Company under the rules of the New York Stock Exchange. In making that determination, the Board principally considered the following: Mr. Cuneo’s service as an employee and officer of a Toyota entity ended in 2006, more than a year prior to his becoming a Director of the Company on January 21, 2008; his consulting arrangement with Toyota does not include any compensation or services with respect to any contracts between the Company and any Toyota entity; and he does not have a direct or indirect material interest in any of those contracts.

Mr. Brinzo served as Chief Executive Officer of Cleveland-Cliffs Inc from January 2000 until he retired from the position in September 2006. Mr. Brinzo also served as Chairman of the Board of Cleveland-Cliffs Inc, from January 2000 until the May 2007 annual meeting of Cleveland-Cliffs Inc. The Company purchases a portion of its annual iron ore pellet requirements from Cleveland-Cliffs Inc under a seven-year contract entered into on November 10, 2006. Mr. Brinzo was elected to the Board of Directors of Alpha Natural Resources, Inc. in October 2006 and continues to serve as a member of that Board. At various times over the last several years, the Company has purchased metallurgical coal from Alpha Natural Resources, Inc. The Board of Directors has determined that Mr. Brinzo’s previous service as Chief Executive Officer and Chairman of the Board of Cleveland-Cliffs Inc and a member of the Board of Directors of Alpha Natural Resources, Inc., do not disqualify Mr. Brinzo from being deemed independent nor constitute a material relationship with the Company under the rules of the New York Stock Exchange. In making that determination, the Board principally considered the following: Mr. Brinzo became a Director of AK Steel on January 19, 2007 after his employment with Cleveland-Cliffs Inc ended in September 2006 and after the Company entered into the supply contract with Cleveland-Cliffs Inc in November 2006; Mr. Brinzo is not a current or past employee of Alpha Natural Resources, Inc.; and Mr. Brinzo does not have a direct or indirect material interest in any of the contracts entered into between the Company and either Cleveland-Cliffs Inc or Alpha Natural Resources, Inc.

Related Person Transaction Policy

All related person transactions, as such transactions are defined by Item 404(a) of Regulation S-K, must be reviewed and approved or ratified by the Board (or a committee of the Board to whom such responsibility is delegated by the Board) for the purpose of determining whether such transactions are in, or not inconsistent with, the best interests of the Company and its shareholders.

Based on information submitted to the Company by directors and executive officers (on an annual basis) and nominees (prior to their election or appointment to the extent practicable), the Company develops a list of related persons, which it distributes to individuals in the Company who might reasonably be expected to have responsibility for a transaction or proposed transaction between the Company and a related person. Directors and executive officers are expected to timely update the information they submit to the Company in the event of relevant changes or developments.

The recipients of the list must provide prior notice to the Company’s general counsel of any plans or intentions for anyone within their respective business units, departments or areas of responsibility to enter into any agreement by or on behalf of the Company with a related person. If the general counsel determines that the proposed transaction is a related person transaction, the transaction will be submitted to the Nominating and Governance Committee for its consideration and approval at its next meeting.

The Nominating and Governance Committee considers all available and relevant facts and circumstances in determining whether to approve a transaction submitted for its review, including if applicable:

•	the benefits of the transaction to the Company;

•

the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally with respect to a comparable transaction.

The Nominating and Governance Committee approves only those related person transactions that it determines are in, or are not inconsistent with, the best interests of the Company and its shareholders.

In the event that the Company enters into a legally binding related person transaction before approval by the Nominating and Governance Committee, then the Nominating and Governance Committee will review the transaction at its next meeting unless it is subject to an exemption. The Nominating and Governance Committee will determine whether to ratify a related person transaction by applying the same procedures and standards that it would have used to determine whether to approve a related person transaction. In the event that the Nominating and Governance Committee determines that it would not be appropriate to ratify the transaction, the Nominating and Governance Committee will identify the options available to the Company, including but not limited to rescission, amendment or termination of the related person transaction.

Documents Available on the Company’s Website

The charters of the Audit, Compensation, and Nominating and Governance Committees, as well as the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics for AK Steel Directors, Officers and Employees and Code of Ethics for Principal Officers of AK Steel, are posted on the Company’s website at www.aksteel.com. These documents also are available in print by mailing a request to: Secretary, AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069.

DIRECTOR COMPENSATION

During 2007, each director who was not an employee of the Company received an annual retainer of $90,000 for service on the Board of Directors. Each non-employee director who chairs a committee of the Board of Directors receives an additional annual retainer. The annual retainer for the chair of the Audit Committee is $15,000. The annual retainer for the chair of the Compensation Committee is $12,500. The annual retainer for each of the chairs of the Nominating and Governance Committee and the Public and Environmental Issues Committee is $5,000. In addition, the Company pays non-employee directors $2,000 for each Board meeting that they attend and for each meeting that they attend of a committee of which they are a member. The Company reimburses all directors for the expenses they incur in attending those meetings.

Each non-employee director receives at least one-half of his or her annual retainer for service in the form of restricted shares of common stock of the Company. The balance of his or her annual retainer for service is paid in cash or, at the director’s option, in the form of additional restricted shares of common stock. Director compensation is paid quarterly. The annual retainer portion of a director’s compensation is paid prospectively and the attendance fee portion is paid retrospectively. Restricted shares are issued quarterly at the time the cash compensation is paid and are valued at the fair market price on the date of issuance. The restrictions on the restricted shares of common stock lapse on the date the director completes his or her full tenure on the Board due to the director’s attainment of mandatory retirement age, the election by the shareholders of a replacement director, or the director’s death or disability.

In addition to the above-described annual retainer and meeting fees paid to all non-employee directors, Mr. Jenkins was also paid an annual fee for 2007 in the amount of $60,000 for his service as Lead Director of the Board of Directors.

Under the Director Deferred Compensation Plan, each year a director may elect to defer any portion of his or her annual retainer or other director fees which is not paid in the form of restricted stock.

Upon first being elected to the Board, each non-employee director is granted options under the Company’s Stock Incentive Plan to purchase a total of 10,000 shares of the Company’s common stock. The option price for each share is the fair market value of the share as defined in the Company’s Stock Incentive Plan. Under the terms of the Stock Incentive Plan, fair market value is calculated based on the average of the high and low market price for shares of the Company’s common stock traded on the grant date. On the fifth anniversary date of becoming a non-employee director, as provided under Section 6.1(b) of the Company’s Stock Incentive plan, each director may receive options in an amount similar to the initial 10,000 options granted when he or she was first elected to the Board. Restrictions on the right to exercise the options lapse on the first anniversary of the date of grant and such options may be exercised at any time thereafter until the tenth anniversary of the grant date or three years after retirement from the Board, whichever is sooner.

An employee of the Company who serves as a director receives no additional compensation for such service.

DIRECTOR COMPENSATION TABLE

The following table summarizes the total compensation paid to each Director who was a member of the Board during the fiscal year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Total ($)
Richard A. Abdoo(2)	$75,056	$67,444	$81,649	$224,149
John S. Brinzo	$72,785	$42,715	$89,412	$204,912
William K. Gerber	$87,036	$44,964	$94,400	$226,400
Dr. Bonnie G. Hill	$85,036	$44,964	$81,649	$211,649
Robert H. Jenkins	$154,036	$44,964	$81,649	$280,649
Lawrence A. Leser(3)	$60,025	$22,475	$74,361	$156,861
Daniel J. Meyer	$102,102	$44,964	$81,649	$228,715
Ralph S. Michael, III	$26,305	$20,293	$96,700	$143,298
Shirley D. Peterson	$85,036	$44,964	$0	$130,000
Dr. James A. Thomson	$94,036	$44,964	$81,649	$220,649

(1)	Mr. James L. Wainscott, the Company’s Chairman, President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no compensation for his service as a Director. Mr. Wainscott’s compensation from the Company is reported in the Summary Compensation Table beginning on page 40. Mr. Dennis C. Cuneo is not included in the table because he did not join the board until January 21, 2008.

(2)	Each non-employee director receives at least one-half of his or her annual retainer for service in the form of restricted shares of common stock of the Company, with an opportunity to elect to take a greater portion of such stock. Mr. Abdoo elected to take an additional portion of his compensation in the form of restricted stock during 2007.

(3)	Mr. Lawrence A. Leser retired from the Board in May, 2007.

(4)	50% of each Director’s annual retainer is automatically paid in the form of quarterly grants of restricted stock of the Company. The average of the high and low selling price of the Company’s common stock on the date the retainer is to be paid is used to calculate the number of shares to be issued. As of December 31, 2007 each Director held the following number of restricted shares: Mr. Abdoo, 37,071; Mr. Brinzo, 1,813; Mr. Gerber, 1,940; Dr. Hill, 30,253; Mr. Jenkins, 44,479; Mr. Meyer 29,885; Mr. Michael, 705; Mrs. Peterson, 15,910; and Dr. Thomson, 29,023.

(5)	The amounts included in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R, “Share-Based Payment”. Except for Messrs. Brinzo, Gerber and Michael, the amounts included in the column are those amounts recognized in 2007 for options granted to the directors in December 2006. Options were awarded to Messrs. Brinzo, Gerber and Michael effective with the date each became a member of the Board of Directors. Mr. Brinzo’s stock option award was made on January 19, 2007; Mr. Gerber’s stock option award was made on January 1, 2007; and Mr. Michael’s stock option award was made on July 20, 2007. The fair value for options granted on the grant dates was $93,300 for Mr. Brinzo; $94,400 for Mr. Gerber; and $216,700 for Mr. Michael. Restrictions on the right to exercise options granted to the directors lapse one year from grant date, and therefore ordinarily are expensed over a 12-month period following their grant date. As of December 31, 2007, each director had the following number of options outstanding: Mr. Abdoo, 10,000; Mr. Brinzo, 10,000; Mr. Gerber, 10,000; Dr. Hill, 10,000; Mr. Jenkins, 10,000; Mr. Meyer, 20,000; Mr. Michael, 10,000; and Dr. Thomson, 10,000. Mr. Leser also held 10,000 options on December 31, 2007. A discussion of the assumptions used to calculate the value of the stock options reported in this column is located in Note 3 to the Notes to Consolidated Financial Statements on pages 74-76 of our 2007 Annual Report on Form 10-K.

STOCK OWNERSHIP

Directors and Executive Officers

The table below provides stock ownership information as of April 1, 2008 with respect to the beneficial ownership of the Company’s common stock by: (i) each Named Executive listed in the Summary Compensation Table beginning on page 40, (ii) each current director and each nominee for election as a director, and (iii) all current directors, executive officers and Named Executives of the Company as a group.

Directors and Executive Officers	Shares Owned Beneficially(1)	Percentage of Outstanding Shares(2)
Richard A. Abdoo	48,383	*
John S. Brinzo	12,021	*
Dennis C. Cuneo	733	*
Albert E. Ferrara, Jr.	56,107	*
Douglas W. Gant	84,781	*
William K. Gerber	12,148	*
Dr. Bonnie G. Hill	32,411	*
David C. Horn	158,987	*
Robert H. Jenkins	57,637	*
John F. Kaloski	90,722	*
Daniel J. Meyer	53,093	*
Ralph S. Michael, III	1,913	*
Shirley D. Peterson	16,118	*
Dr. James A. Thomson	39,331	*
James L. Wainscott	621,848	*

All current and nominee directors and executive officers as a group (17 persons)	1,372,359	1.23%

(1)	The amounts in this column include options to purchase shares of AK Steel Holding Corporation common stock exercisable before May 29, 2008 as follows: Messrs. Abdoo, Brinzo, Gerber, Jenkins, and Thomson 10,000 shares each and Mr. Meyer 20,000 shares; Mr. Wainscott, 283,332 shares; Mr. Horn, 51,666 shares; Mr. Kaloski,10,000 shares; and Mr. Gant, 20,000 shares.

(2)	An asterisk indicates ownership of less than 1%.

Other Beneficial Owners

The table below provides information with respect to each person known by the Company to own beneficially more than 5% of the outstanding common stock of the Company as of April 1, 2008:

Name and Address of Beneficial Owner	Shares Owned Beneficially		Percentage of Outstanding Shares
GS Investment Strategies, LLC 1 New York Plaza New York, NY 10004	6,137,100	(1)	5.48	%(1)

The Tontine Group 55 Railroad Avenue Greenwich, CT 06830	6,920,498	(2)	6.18	%(2)

Harbinger Capital Partners Master Fund I, Ltd. c/o International Fund Services (Ireland) Limited Third Floor, Bishop’s Square Redmond’s Hill Dublin 2, Ireland	14,561,045	(3)	13.00	%(3)

Harbinger Capital Partners Offshore Manager, L.L.C.
HMC Investors, L.L.C.
Harbert Management Corporation
Harbinger Capital Partners Special Situations Fund, L.P.
Raymond J. Harbert
Michael D. Luce
One Riverside Parkway South Birmingham, AL 35244
Philip Falcone 555 Madison Avenue, 16th Floor New York, NY 10022

JGD Management Corp. c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, NY 10153	14,718,430	(4)	13.14	%(4)

(1)	Based on information contained in a statement on Schedule 13G dated December 31, 2007 and filed February 12, 2008, GS Investment Strategies, LLC has sole investment power and sole voting power over 6,137,100 shares of the outstanding common stock of the Company.

(2)	Based on information contained in a statement on Schedule 13G/A, dated December 31, 2007, and filed January 18, 2008, a group consisting of Tontine Partners, L.P., Tontine Management, L.L.C., Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., Tontine Overseas Associates, L.L.C., Tontine Overseas Fund, Ltd. and Jeffrey L. Gendell (individually and as a managing member of Tontine Management, L.L.C., general manager of Tontine Partners, L.P., and as managing member of Tontine Capital Management, L.L.C., general partner of Tontine Capital Partners, L.P., and as managing member of Tontine Associates, L.L.C.) collectively owned beneficially with shared voting and dispositive power an aggregate of 6,920,498 shares as of the date of that statement.

(3)

Based on information contained in a statement on Schedule 13G/A, dated February 29, 2008 and filed March 4, 2008, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Offshore Manager, L.L.C., and HMC Investors, L.L.C. each had sole voting power over 0 shares, shared voting power over 8,820,697 shares, sole dispositive power over 0 shares and shared dispositive power over 8,820,697 shares. That same filing provided that Harbert Management Corporation, Philip Falcone, Raymond J. Harbert, and Michael D. Luce each had sole voting power over 0 shares, shared voting power over 13,231,045 shares, sole dispositive power over 0 shares and shared dispositive power over 13,231,045 shares. Subsequently on March 27, 2008, Harbert Management Corporation filed a Form 4 which indicated beneficial ownership of a total of 14,561,045 shares of the outstanding common stock of the Company. The Form 4 stated that 9,824,030 of those shares were owned through Harbinger Capital Partners Master Fund I, Ltd. and 4,737,015 of the shares were owned through Harbinger Capital Special Situations Fund, L.P. The Form 4 also stated that the shares reported in that filing may be deemed to be beneficially owned by Harbert Management Corporation, Philip Falcone, Raymond J. Harbert, and Michael Luce.

(4)	Based on information contained in a statement on Schedule 13G/A, dated December 31, 2007 and filed February 14, 2008, JGD Management Corp. has sole investment power and sole voting power over 14,718,430 shares of the outstanding common stock of the Company.

Equity Compensation Plan Information

The table below provides information with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	1,152,097	$10.039	4,827,132

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary and Historical Perspective

In 2003, the Company was facing very serious financial and business challenges. The Board took decisive action to address these challenges, including replacing the then-existing top management of the Company in the fall of 2003. In addition, the Board, through its Compensation Committee, made significant changes to the compensation program for the Company’s Executive Officers. Those changes have been described in more detail in the various Proxy Statements which have been filed since the fall of 2003, but they principally included (i) significant reductions in severance benefits, (ii) changes in the calculation of termination benefits in the event of a change in control, (iii) adopting a policy requiring shareholder approval of severance agreements with senior executives providing benefits in excess of a specified amount, (iv) adopting stock ownership guidelines for Executive Officers, (v) changing the metrics used to determine incentive awards under the annual and long-term incentive plans, and (vi) instituting the use of performance-based shares as part of the equity awards to Executive Officers.

All of these changes were intended to reflect prevailing principles of good corporate governance, including emphasizing pay-for-performance in executive compensation, while at the same time creating a strong incentive for the new management team to stay with the Company and work diligently to turn it around financially. Over the course of the past four and one- half years, the new management team has stayed with the Company and has been extraordinarily successful in their turnaround efforts. In 2007, the Company experienced its best-ever year financially, with record performance in all significant metrics used to measure the financial performance of the Company. At the same time, the Company improved what was already the best safety record in the steel industry and re-established itself as having the best quality in the steel industry based upon an independent survey of steel industry customers. Since the top management change in the fall of 2003, the Company went from reporting a net loss of $560.4 million in 2003 to reporting net income of $387.7 million in 2007. The Company’s cash position has improved from approximately $55 million at the end of 2003 to over $713 million at the end of 2007. During that same time frame, the Company contributed $609 million to its pension fund and redeemed approximately $663 million in long term debt, including $450 million in senior notes not due until 2009. The result has been that the Company’s stockholders have been rewarded with an approximate 3000% increase in the price of the Company’s common stock, from a closing price of $1.91 on September 25, 2003 to a recent closing price of $57.91 on April 1, 2008.

The compensation reported for 2007 in this Proxy Statement reflects that outstanding performance, not only in 2007, but also in the preceding years. It was during those years that the management team laid the foundation for the Company’s record-breaking performance in 2007. Thus, the 2007 compensation for the management team includes a maximum payout under the Company’s annual incentive plan (reflecting the best-ever performance of the Company in 2007) and a near-maximum payout under the Company’s long-term incentive plan (reflecting the exceptional performance of the Company during the three-year performance period ending in 2007). It also includes a payout of performance shares at the maximum amount for the three-year performance period ending in 2007, reflecting the extraordinary increase in the price of the Company’s common stock during that period. Particularly when viewed in the context of the Company’s financial performance in 2007, the Company’s financial turnaround since the fall of 2003—including the most recent three-year performance period directly impacting executive compensation—and the Company’s stock price performance since the fall of 2003, the Committee believes that the compensation reported for 2007 in this Proxy Statement is appropriate.

The extraordinary increase in the price of the Company’s common stock clearly has inured to the benefit of the Company’s stockholders. It also appropriately has inured to the benefit of the Company’s Executive Officers, who received equity awards in 2004 and other early years of the Company’s turnaround when the Company’s stock price was less than it is now. Because of the successful turnaround of the Company and consequent increase in stock price, the equity awards granted to the Executive Officers in those early years now have vested and are providing significant value to the Executive Officers. This, too, the Compensation Committee views as being the appropriate result of the excellent job that the Company’s management has done for the stockholders over the past several years.

In summary, in 2003 the Board decided to change the top management of the Company and to change the executive compensation program of the Company to focus on retaining the new top management of the Company and providing them with a strong incentive to work diligently and effectively to turn the Company around financially and put it back on a path of sustained profitability. That emphasis on “pay for performance” was successful and has inured to the benefit of all of the Company’s stakeholders, including its stockholders, bondholders, and employees, as well as its management, who led the turnaround effort. The Compensation Committee believes that the compensation reported for 2007 in this Proxy Statement appropriately reflects that success. The Compensation Committee further believes that it is appropriate to continue this program given the highly competitive nature of the steel industry, the need to encourage and incent the top management of the Company to continue to improve the financial performance of the Company, and the benefits of retaining the existing top management in light of its strong track record of improving the performance of the Company.

Compensation Committee

The Compensation Committee (the “Committee”) of the Board of Directors is responsible for determining the compensation of the Company’s Executive Officers. When the Committee deems it appropriate, it may, at its discretion, seek ratification of its determinations by the Board. For purposes of this discussion, the term “Executive Officers,” when capitalized, includes the following in reference to 2007:

James L. Wainscott—Chairman of the Board, President and Chief Executive Officer

David C. Horn—Sr. Vice President, General Counsel and Secretary

John F. Kaloski—Sr. Vice President, Operations

Albert E. Ferrara, Jr.—Vice President, Finance and Chief Financial Officer

Douglas W. Gant—Vice President, Sales and Customer Service

Alan H. McCoy—Vice President, Government and Public Relations

Thomas F. McKenna—Vice President, Labor Relations

Lawrence F. Zizzo—Vice President, Human Resources

Committee Membership and Meetings

The Committee is comprised entirely of Directors who are not current or former employees or officers of the Company and who have been determined by the Board of Directors to meet the independence standards of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Each member of the Committee is also an “outside” Director for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). There currently are four members of the Committee. They are Richard A. Abdoo, John S. Brinzo, Dr. Bonnie G. Hill and Robert H. Jenkins. Mr. Abdoo is the Chair of the Committee. The Committee has five regularly scheduled meetings each year and holds other meetings as necessary. Agendas for the meetings generally are developed based upon the Committee’s responsibilities under its Charter and collectively are intended to ensure that the Committee satisfies all of those responsibilities, with such additions to the agendas as Mr. Abdoo determines are appropriate in consultation with other members of the Committee and with Mr. Wainscott, Mr. Zizzo and/or Mr. Horn. Members of management, typically including Messrs. Wainscott, Horn and Zizzo, ordinarily are present at the start of each meeting, but the Committee typically also meets in executive session without any members of management present prior to the conclusion of each meeting. Mr. Claude E. Johnston of Frederic W. Cook & Co., Inc., the Committee’s consultant for executive compensation matters, also typically attends each meeting including, as appropriate, a portion of the executive sessions.

Committee Charter and Responsibilities

The general function of the Committee is to oversee the Company’s management compensation policies and practices and its policies and programs with respect to succession planning and the development of senior management personnel. The Committee operates under a written charter reviewed and approved by the full Board of Directors of the Company. The Committee’s Charter describes its specific responsibilities and is available at www.aksteel.com.

Committee Support and Discharge of its Responsibilities

In discharging its responsibilities, the Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel and compensation consultants or other advisors to assist it in carrying out its responsibilities. The Company is required to, and does, provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors. The Committee has the sole authority to retain, compensate, direct, oversee and terminate such counsel, compensation consultants, and other advisors hired to assist the Committee and all such advisors are ultimately accountable to the Committee. In 2007, the Committee retained an executive compensation consultant (see discussion below), but did not hire any other advisors. The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as the subcommittee is solely comprised of one or more members of the Committee.

Use of Executive Compensation Consultant

In connection with the determination of the compensation packages for 2007 of the Company’s Named Executive Officers—i.e., Messrs. Wainscott, Ferrara, Gant, Horn and Kaloski (the “NEOs”)—identified in the Summary Compensation Table beginning on page 40 of this Proxy Statement, the Committee retained Mr. Claude Johnston, through his employer Frederic W. Cook & Co., as its consultant for executive compensation matters. Mr. Johnston has provided executive compensation consulting services to the Committee since 2003. Mr. Johnston reports directly to the Committee, but works with management on behalf of the Committee, in particular the Company’s Vice President, Human Resources and its Secretary, to develop internal compensation data and to implement compensation policies, plans and programs. Mr. Johnston also works with Mr. Wainscott to assist him in developing his recommendations to the Committee for non-CEO Executive Officer compensation packages. Mr. Johnston provides analytical assistance and data to the Committee with respect to the design, implementation and evaluation of the Company’s compensation program for Executive Officers. This includes providing assistance to the Committee in identifying similarly-situated companies to be included in a peer group used to develop competitive data to use in the determination annually of base salary, annual and long-term incentives, and equity grants, as well as periodically compiling survey data from that peer group and, if appropriate, other companies. Mr. Johnston also assists the Committee in developing, evaluating and administering incentive plans, agreements addressing post-termination benefits, and other ongoing compensation-related arrangements or benefits. On request, Mr. Johnston also provides consulting services to the Board with respect to Director compensation matters. Neither Mr. Johnston nor his employer, Frederic W. Cook & Co., Inc., provides any other services to the Company.

Company Compensation Philosophy

The Company’s compensation philosophy, as determined by the Committee and approved by the Board, is that a compensation program should strengthen the commonality of interests between management and the Company’s stockholders, while at the same time enabling the Company to attract, motivate and retain executives of high caliber and ability who will drive the Company’s success. Consistent with the objective of strengthening the commonality of interests between management and the Company’s stockholders, the Committee believes that a significant portion of the overall compensation package for each of the Company’s Executive Officers should include components that link the executive’s compensation to the Company’s performance, including performance-based vesting provisions for a portion of the equity incentives awarded to each Executive Officer. The Committee further believes that the Company’s compensation program should be designed to reward superior performance and to provide financial consequences for below-market performance. Consistent with that design objective, and the goal of attracting, motivating and retaining executives of high caliber and ability who will drive the Company’s success, the Committee attempts to establish a fair and reasonable compensation package for each Executive Officer that reflects not only the relative performance of the Company against its peers, but also is competitive relative to the Executive Officer’s peers, both inside and outside the Company. The percentage of total compensation that is performance-based generally will increase with the level of seniority and/or responsibility of the executive. There is no set formula or policy, however, with respect to the allocation between performance-based and non-performance based compensation. Nor is there any set formula or policy with respect to the allocation between cash and non-cash compensation.

The Committee periodically reviews the effectiveness and competitiveness of the Company’s executive compensation philosophy and program with the assistance of an independent consultant. Since 2003, the independent consultant has been Mr. Johnston. Typically that review occurs during the Committee’s October meeting, in anticipation of and preparation for the determination of executive compensation packages at its following January meeting. If the Committee decides that changes to the compensation philosophy and program are appropriate, they are recommended to the full Board for approval. If approved, the changes are applied prospectively.

Specific Compensation Policies

Shareholder Approval of Severance Agreements with Senior Executives

The Board has a policy concerning shareholder approval of certain severance agreements with the Company’s senior executives. That policy provides that the Board should seek shareholder approval or ratification of severance agreements with the Company’s senior executives entered into on or after May 13, 2003 if such agreements require payment of benefits attributable to severance in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary plus annual and long term incentive bonuses payable for the then-current calendar year. For purposes of this policy, the term “severance agreement” means an employment agreement, retirement agreement or change-in-control agreement which contains a provision for payment of benefits upon severance of employment with the Company, as well as renewals, modifications or extensions of such agreements. The term “senior executive” means the Chief Executive Officer, President, principal financial officer, principal accounting officer and any elected Vice President of the Company. The term “benefits” means lump-sum cash payments (including cash payments in lieu of medical benefits and excluding gross up payments to cover excise taxes) and the estimated present value of future periodic cash payments to be paid to a senior executive in excess of what he or she otherwise would be entitled to receive under the terms of any qualified or non-qualified company pension or employee benefit plan.

Stock Ownership Guidelines for Executive Officers

The Board also has a policy concerning stock ownership guidelines for Executive Officers. The principal objective of the policy is to enhance the linkage between the interests of shareholders and executive management through a minimum level of stock ownership. In addition, the policy’s guidelines are intended to provide Executive Officers with direction as to when they may sell shares. The policy establishes a “target ownership” guideline for the Company’s common stock for each Executive Officer. The guideline typically is expressed as a number of shares equal in market value to a multiple of the Executive Officer’s annual base salary. The target ownership guideline set for each Executive Officer varies in amount based upon that person’s relative level of seniority and responsibility. Among the NEOs, the target ownership guideline for Mr. Wainscott is a number of shares equal in market value to three times his annual base salary at the time the guidelines were established. The ratio for Messrs. Horn and Kaloski is one-and-one-half times their then-annual base salary. For Messrs. Ferrara and Gant, the ratio is one times their then-annual base salary. Once established, an Executive Officer’s target ownership guideline does not re-adjust automatically as a result of changes in his or her base salary or changes in the price of the Company’s stock. However, the Committee may, from time to time, reevaluate and revise a particular Executive Officer’s target ownership guideline in light of such changes. For purposes of the policy, “ownership” includes (i) shares of Company stock held directly by an Executive Officer, (ii) shares of Company stock held by an Executive Officer’s family member living in the same household, and (iii) shares of Company restricted stock held directly by an Executive Officer, whether or not yet vested. “Ownership” does not include options, whether vested or unvested, to purchase stock. Executive Officers are expected to attain the minimum level of target ownership within a period of three years from the effective date of the policy or from the date he or she is first elected as an Executive Officer, whichever is later. Currently, each of the Executive Officers is in compliance with the stock ownership guidelines.

2007 Compensation Process and Program Overview

Compensation Determination Timing

Although the Committee receives and considers data, reports, and other information throughout the year in the course of performing its responsibility to oversee the Company’s management compensation policies and practices, the Committee typically determines the annual compensation package for each of the Executive Officers, including equity grants and participation in any annual or long-term incentive programs, at its January meeting each year. The 2007 compensation determinations for each of the Company’s Executive Officers were made at the Committee’s January 2007 meeting.

Use of Competitive Data in the Compensation Determination Process

The Committee engaged Mr. Johnston, through his employer Frederic W. Cook & Co., Inc., as its executive compensation consultant to provide assistance to the Committee in determining appropriate annual compensation packages for 2007. The Committee directed Mr. Johnston to develop competitive compensation data based upon publicly available information from the Company’s peer group as well as general industry surveys for similarly-sized companies. (See the discussion below for a list of who is in this peer group and the criteria used to establish it.) In making its compensation determinations for 2007, the Committee relied upon and considered this data as a factor in its determination, but it does not have a policy or practice of utilizing a particular compensation percentile as a benchmark for purposes of determining initial or subsequent salary levels. Rather it uses this competitive data principally in two respects. First, it provides one measure for assessing the reasonableness of any compensation package the Committee is considering for an Executive Officer. Second, it assists the Committee in implementing its goal of retaining executives of high caliber by enabling the Committee to better understand what competitors may pay to attract away an existing Executive Officer and what the Company must pay to attract to the Company a candidate for an Executive Officer position.

Peer Companies

The competitive surveys include compensation data from various industrial companies with sales, size and scope reasonably comparable to those of the Company, as well as other large publicly-owned, United States-based companies in the steel industry. For purposes of determining the 2007 compensation of the Company’s Executive Officers, that peer group consisted of the following companies:

• Allegheny Technologies, Inc.	• Precision Castparts Corp.
• American Axle & Manufacturing Holdings	• Rohm and Hass Company
• ArvinMeritor, Inc.	• Smurfit-Stone Container Corporation
• Commercial Metals Company	• Tenneco Automotive Inc.
• Eaton Corporation	• The Timken Company
• MeadWestvaco Corporation	• United States Steel Corporation
• Nucor Corporation	• Worthington Industries, Inc.

The Committee periodically reviews this peer group to evaluate whether it remains reasonable and appropriate. The Committee reviewed the peer group in January of 2008. At that time, the Committee concluded that the then-existing peer group continues to be reasonable and appropriate and determined not to make any changes to it.

Use of Tally Sheets

The Committee utilizes tally sheets to review the amounts payable under each element of an NEO’s compensation, as well as the aggregate value, in the event of a circumstance which would trigger payment of post-termination compensation. Those tally sheets are prepared by Mr. Johnston, with the assistance of the Company’s independent outside actuary, and are reviewed by him with the Committee. The Committee used the tally sheets, in conjunction with the competitive data noted above, as a measure for assessing the reasonableness of the compensation packages approved by the Committee for an Executive Officer, including the NEOs. This assessment of reasonableness included a comparison of the compensation packages of each Executive Officer for internal equity between and among the Executive Officers, as well as a comparison of the compensation packages of each Executive Officer to relevant executive positions in the Company’s peer group.

2007 Compensation Process

With respect to all of the Company’s Executive Officers, including its NEOs, the Committee followed its stated process for determining 2007 compensation packages. In accordance with that process, the Committee considered the following factors in establishing base salaries and target performance award opportunities of, and determining awards of restricted stock, performance shares and stock options to, individual Executive Officers, including the NEOs:

•	Frederic W. Cook & Co., Inc.’s competitive data report;

•	the Company’s safety, quality and financial performance in 2007 and the trends associated with these performance metrics over the last few years;

•	the Board’s evaluation of each Executive Officer’s relative contribution to the Company’s performance during those periods;

•	the performance of the Company’s publicly traded securities during those periods;

•	the highly competitive nature of the steel industry; and

•

the need to retain and motivate the management team to continue the Company’s financial improvement and compete effectively in the highly competitive steel industry, especially given the disadvantages the Company has in competing against steel companies which either have shed or never had significant retiree pension and healthcare obligations.

The Committee also met with Mr. Wainscott as CEO and President of the Company with respect to each of the other Executive Officers, including the other NEOs. Mr. Wainscott provided his evaluation of the NEOs’ performance for the Committee’s consideration in its determination of their respective compensation packages. Mr. Wainscott also made a recommendation to the Committee for its consideration with respect to what he believed would be an appropriate compensation package for each Executive Officer (other than himself), including each of the other NEOs.

The Committee generally follows the same compensation process described above with respect to Mr. Wainscott (except that he does not make any recommendations with respect to his own compensation). However, the Committee also employs additional procedures in connection with its determination of Mr. Wainscott’s compensation. These additional procedures, which were part of the process used to determine his 2007 base salary and target incentive compensation, include conducting and considering an annual performance evaluation of Mr. Wainscott as the CEO and President of the Company. More specifically, in connection with the determination of Mr. Wainscott’s 2007 base salary and target incentive compensation, the Committee evaluated his 2006 performance as CEO and President of the Company. For that purpose, the Committee approved prior to its January 2007 meeting a written performance evaluation form to be completed by all members of the Board. Mr. Wainscott completed a self-evaluation using the same evaluation form. All of these completed forms were returned to the Chairman of the Committee and were then summarized and presented by the Chairman to the full Board. In addition, each year Mr. Wainscott prepares a list of proposed annual goals and objectives for himself and the Company and provides that list to the Committee. Mr. Wainscott prepared such a list for 2006 and the Committee approved his proposed 2006 goals and objectives at its January 2006 meeting. The Board considered that approved list of 2006 goals and objectives in connection with its January 2007 evaluation of Mr. Wainscott’s 2006 performance. Those goals and objectives addressed the following subjects: customer needs, total employment costs, raw materials strategies, increasing electrical steel production, major capital projects, improving financial performance, cash utilization, resolution of certain pending environmental matters, improving fundamental operating measures, and management team development.

Management Role in the Compensation Process

Mr. Wainscott makes recommendations to the Committee, in consultation with Mr. Johnston as the Committee’s executive Compensation Consultant, with respect to the annual compensation packages for all of the Executive Officers other than himself. See the discussion above of the 2007 Compensation Process. In addition, as part of a special recognition program for all employees and subject to the ratification of the Committee and the Board when applied to Executive Officers, Mr. Wainscott may grant special recognition cash awards to Executive Officers for extraordinary performance in an amount up to one month of base salary. See the discussion below of 2007 Special Recognition Awards. Other than Mr. Wainscott, the only member of management who provides a recommendation to the Committee with respect to the annual executive compensation program is Mr. Zizzo in his capacity as Vice President, Human Resources. Mr. Zizzo makes a recommendation to the Committee each year with respect to the goals used for purposes of determining performance awards in the next performance cycle under the Company’s Annual Management Incentive Plan (the “Annual Incentive Plan”) and Long Term Performance Plan (the “Long Term Plan”). This includes goals for safety, quality and net income for performance under the Annual Incentive Plan and cumulative earnings-before-interest-taxes-depreciation-and-amortization, or “EBITDA,” for performance under the Long Term Plan. Mr. Zizzo’s recommendation with respect to such goals takes into consideration the Company’s performance against the goals of the prior performance cycle, consultation with Mr. Wainscott and other management personnel concerning the anticipated performance of the Company in the next performance cycle with respect to those goals, and an evaluation of what would be a realistic, but appropriately demanding, performance level for each specific goal. Mr. Zizzo also evaluates and recommends to the Committee on an annual basis, after consulting with Mr. Wainscott and other management personnel, appropriate metrics for measuring the safety and quality performance factors under the Annual Incentive Plan, as well as an appropriate weighting of those factors and the net income factor for purposes of determining a performance award up to the target level under the Annual Incentive Plan. (See discussion below for more information with regard to the structure and operation of the Annual Incentive Plan). Mr. Zizzo further evaluates and makes recommendations to the Committee with respect to the design and implementation of the various incentive plans, retirement plans, and other ongoing compensation-related arrangements and benefits for the Executive Officers.

Committee Conclusion and Action with respect to 2007 Compensation Packages

After following its stated compensation process, and discussing the factors set forth above, the Committee concluded at its January 2007 meeting that the 2007 compensation packages under consideration for each of the Company’s Executive Officers, including the NEOs, were consistent with the Company’s compensation philosophy and were reasonable, competitive and appropriate, both individually and taken as a whole. The Committee further concluded that these packages reflected current conditions at the Company and in the industry, and would provide adequate and appropriate incentives to the Executive Officers to stay with the Company and to work diligently and effectively to improve its performance, not only in 2007 but for a longer term.

The Committee therefore approved the compensation packages for 2007 that are reflected in the Summary Compensation Table beginning on page 40 of this Proxy Statement. The Committee then reported its action to the Board and recommended that the Board ratify the compensation packages approved by the Committee. After consideration and discussion by the Board as a whole, the Board ratified those packages at its January 2007 meeting.

Executive Compensation Program Elements

The key elements of the Company’s executive compensation program for its NEOs are:

•	base salary;

•	annual performance awards under the Company’s Annual Incentive Plan;

•	long-term performance awards under the Company’s Long Term Plan;

•	awards of stock options, restricted stock and performance-based equities under the Company’s Stock Incentive Plan (the “Stock Plan”); and

•	certain employee benefits, perquisites and post-employment benefits.

Each of these elements is addressed separately below.

Base Salary

The salary level for an NEO is assigned initially based upon experience, expertise, job responsibilities and competitive data, including a review of the salary levels for comparable positions at other similarly-situated major corporations as disclosed in competitive data presented by Mr. Johnston. As noted above, the individual performance of each NEO other than Mr. Wainscott is reviewed by the Committee with Mr. Wainscott. Mr. Wainscott’s individual performance is reviewed by the Committee based upon a written evaluation by the Board of Mr. Wainscott’s performance against various goals and objectives. The Committee also reviews the base salary levels of the NEOs for internal consistency and equity relative to each other. The principal factors in determining whether to increase, maintain, or decrease an annual base salary for an NEO are individual performance, Company performance, changes in job responsibility, and competitive market compensation data and trends. The Committee does not rely on any specific formula, nor does it assign specific weights to the various factors used in determining base salaries. Strong individual performance and strong Company performance would generally result in above-market increases. Below-market increases, no increases or, potentially, decreases would generally occur in years when both individual performance and Company performance are below expectations.

Annual Incentive Awards

The Company provides annual cash performance awards to its employees, including its NEOs, pursuant to its Annual Incentive Plan. This component of an NEO’s compensation is intended to motivate the NEO to focus on both financial and non-financial annual performance-based goals that directly impact shareholders. Under the terms of the Annual Incentive Plan, a participant can earn a performance award based upon the annual performance of the Company against goals established for three different performance factors: safety, quality and net income. The Committee assigns an annual threshold goal and target goal for each of these performance factors at the start of the year. The Committee also assigns an annual goal for the net income factor which, if achieved, would result in payment of the maximum performance award under the Annual Incentive Plan. No performance awards are paid under the Annual Incentive Plan for performance below the threshold goal absent exceptional circumstances and action by the Committee. An example of the type of exceptional circumstance necessary for the Committee to exercise its discretion to approve a performance award despite below threshold performance occurred with respect to 2006. For 2006, the Company performed at the target level with respect to the customer claims metric of the quality component of the Annual Incentive Plan, but not with respect to the other two metrics for quality. The Committee exercised its discretion to approve the payment of performance awards at the target level for the quality component of the Annual Incentive Plan based exclusively upon the Company’s outstanding performance with respect to customer claims. The Committee did so because in 2006 the Company not only achieved its target goal, but also had its best ever performance with respect to customer claims despite the fact that the Company operated its largest plant at Middletown, Ohio with temporary replacement workers and salaried employees for the last ten months of 2006 due to a labor dispute. The Committee recognized that, ultimately, the most critical component of the Company’s quality performance is the extent to which it delivers high quality, defect-free steel to its customers and that the Company’s quality performance in that regard in 2006 was best reflected by its record-low incidence of customer claims. The Committee also believed that it was important to reward the Company’s Annual Incentive Plan participants who worked diligently and successfully in 2006 to ensure that the quality of the steel delivered to the Company’s customers was not negatively impacted by the labor dispute at the Middletown Works.

Through 2007, a performance award at the target level would be paid under the Annual Incentive Plan to the CEO in an amount equal to base salary and a performance award at the maximum level would be paid in an amount equal to two times base salary. For the other NEOs, a performance award at the target level would be paid in an amount equal to one-half of base salary and a performance award at the maximum level would be paid in an amount equal to base salary. At its January 2008 meeting, however, the Committee modified the percentage of base salary which an Executive Officer could be awarded under the Annual Incentive Plan. These changes were made as part of the determination of 2008 compensation packages for the Executive Officers and were intended to increase the portion of an Executive Officer’s total compensation which is performance-based. Thus, beginning in 2008, a performance award at the target level would be paid under the Annual Incentive Plan to the CEO in an amount equal to 110% of base salary and a performance award at the maximum level would be paid in an amount equal to 220% of base salary. For the other NEOs, and depending upon the NEO’s position, a performance award at the target level would be paid in an amount equal to either 60% or 65% of base salary and a performance award at the maximum level would be paid in an amount equal to either 120% or 130% of base salary. Performance awards between the threshold and the target level are determined by a straight-line interpolation between those two levels, starting from a base of zero at the threshold level. By way of example, assuming that a potential award at the target level for a particular performance factor was $10,000, then annual performance by the Company at halfway between the threshold and target goals would result in payment of a performance award with respect to that particular factor in the amount of $5,000. Similarly, performance at three quarters of the way between the threshold and target goals would result in payment of a performance award with respect to that particular factor in the amount of $7,500.

Under the terms of the Annual Incentive Plan, the Committee weights each performance factor as a percentage of the whole. For 2007, the Committee approved the weighting of the three performance factors at 20% for safety, 20% for quality and 60% for financial performance for purposes of determining the portion of a performance award paid up to the target level. Payment of a performance award, if any, beyond the target level is based solely upon financial performance. Since payment beyond the target level is predicated solely on financial performance, this has the effect of reducing the percentage of the whole award attributable to safety and quality. For example, if a performance award is earned at the maximum level, the relative weightings would be 10% for safety, 10% for quality and 80% for financial performance. With respect to the safety performance factor, the metric selected by the Committee to measure performance was the number of OSHA recordable cases. That metric was selected because it is a standard metric reported to a federal government agency and is commonly used in the industry as a measure of safety performance. In addition, there is no higher priority at the Company than the safety of its employees. For 2007, the Committee established a target level goal for the safety component of the Annual Incentive Plan of no more than 40 OSHA recordable injuries company-wide. For all of 2007, the Company had a total of 18 recordable injuries, its best-ever performance. In 2007, the Company thus exceeded the target level performance goal for safety under the Annual Incentive Plan.

With respect to the quality performance factor, the Committee selected three metrics: internal rejections, internal retreats and external customer claims. Those metrics were selected because they also are commonly used in the industry to measure quality performance. In addition, there is a direct relationship between the Company’s performance with respect to each of those metrics and the Company’s costs attributable to quality. For 2007, the Committee established a target level goal of no more than 0.79 for the internal rejection rate (i.e., the percentage of tons produced which were rejected), 1.21 for the internal retreat rate (i.e., the percentage of tons produced which were retreated internally), and 0.17 for the customer claim rate (i.e., the percentage of sales for which we paid customer claims). For all of 2007, the Company had a rejection rate of 0.66, a retreat rate of 0.91 and a customer claims rate of 0.16. In 2007, the Company thus performed at better than the target level performance goals with respect to each of the three quality metrics used to measure its performance under the Annual Incentive Plan. Many individual plants and operational units had their best-ever performance with respect to quality in 2007. Company-wide, it was one of the best performances in the history of the Company.

The 2007 target goals established by the Committee for safety and quality were intended and expected to reflect industry-leading performance. The threshold goals were set at 125% of the target goal (in these instances, due to the nature of the metrics, a higher number reflects less successful performance).

With respect to the financial performance factor, the Annual Incentive Plan establishes net income (excluding special, unusual and extraordinary items) as the performance metric and that was the performance metric used for 2007. The net income threshold goal typically is set at a level which would represent a minimum acceptable performance by the Company. The target goal typically is set at a level which would represent performance which is more demanding, but still reasonably attainable. The maximum goal is set at a level which would represent extraordinary performance. More specifically, for 2007 the Committee established the threshold goal for net income at $150 million, the target goal at $225 million and the maximum goal at $300 million. For all of 2007, the Company reported net income of $387.7 million, a record performance for the Company. In 2007, the Company thus exceeded the goal for payment of an award at the maximum level under the Annual Incentive Plan.

On January 17, 2008, the Company’s Board of Directors, upon the recommendation of the Committee, approved the payment of performance awards for the 2007 performance period under the Annual Incentive Plan, including performance awards to the Company’s NEOs. More specifically, the Board approved, upon the recommendation of the Committee, the payment of performance awards at the maximum level available under the Annual Incentive Plan for 2007.

The amounts of the Annual Incentive Plan performance awards to the NEOs for 2007 are included in the Summary Compensation Table beginning on page 40 of this Proxy Statement.

Long Term Incentive Awards

The Company also provides cash performance awards to its employees, including its NEOs, pursuant to its Long Term Plan. The fundamental purposes of the Company’s Long Term Plan are to:

•	align the interests of management more closely with the interests of the shareholders;

•	assist the Company in recruiting, retaining and motivating a highly talented group of managers who will successfully manage the Company in a way which benefits all of its stakeholders;

•	link a portion of management’s compensation to the performance of the Company; and

•	increase the focus of management on the Company’s long-term performance by establishing performance goals that support long-term strategies.

Under the terms of the Long Term Plan, a participant can earn a performance award based upon the three-year performance of the Company against a goal established by the Committee at the start of that three-year period. Since 2005, the Committee has used cumulative EBITDA as the performance metric for the Long Term

Plan. The Committee selected this metric because the Committee believes it creates a strong incentive for management to achieve the Company’s objective of sustainable profitability. In addition, the Committee believes the use of this metric will more closely align the interests of management with the interests of the Company’s shareholders.

Pursuant to the terms of the Long Term Plan, the Committee establishes cumulative EBITDA threshold, target and maximum payout goals at the start of each three-year performance period. In determining the Long Term Plan goals, the Committee attempts to establish a target goal which will be challenging to achieve and that is not likely to be satisfied with respect to every three-year performance period. As with respect to the Annual Incentive Plan goals, the threshold goal would be set at a level which would represent a minimum acceptable performance by the Company and the maximum goal would be set at a level which represents extraordinary performance. The threshold must be met before any payout is made.

Through 2007, a performance award at the target level would be paid under the Long Term Plan to the CEO in an amount equal to base salary and a performance award at the maximum level would be paid in an amount equal to two times base salary. For the other NEOs, a performance award at the target level would be paid in an amount equal to one-half of base salary and a performance award at the maximum level would be paid in an amount equal to base salary. At its January 2008 meeting, however, the Committee modified the percentage of base salary which an Executive Officer could be awarded under the Long Term Plan. These changes were made as part of the determination of 2008 compensation packages for the Executive Officers and were intended to increase the portion of an Executive Officer’s total compensation which is performance-based. Thus, for the three-year performance period beginning in 2008, a performance award at the target level would be paid under the Long Term Plan to the CEO in an amount equal to 110% of base salary and a performance award at the maximum level would be paid in an amount equal to 220% of base salary. For the other NEOs, and depending upon the NEO’s position, a performance award at the target level would be paid in an amount equal to either 60% or 65% of base salary and a performance award at the maximum level would be paid in an amount equal to either 120% or 130% of base salary. There is a linear progression of the payout for achievement of cumulative EBITDA between the threshold, target and maximum payout goals. All payouts, if any are earned, are paid in cash. For the three-year period ending in 2007 (i.e., 2005 to 2007), the Committee established a threshold cumulative EBITDA goal of $1 billion, a target goal of $1.4 billion and a maximum goal of $1.8 billion. For the three-year period ending in 2007, the Company had actual cumulative EBITDA in accordance with the plan of $1.772 billion, the best-ever three-year EBITDA performance in the history of the Company. The participants in the Long Term Plan eligible for an incentive award with respect to that three-year period thus earned an award at slightly less than the maximum level available under the Long Term Plan. The amounts of such performance awards to the NEOs are included in the Summary Compensation Table beginning on page 40 of this Proxy Statement.

2007 Special Recognition Awards

On July 19, 2007, the Company’s Board of Directors, upon the recommendation of the Committee, ratified the grant of special recognition awards to certain officers of the Company relating to the outstanding performance of the Company. Each award consisted of cash in an amount equal to one month of base salary for the recipient.

The awards were made pursuant to a special recognition program for all employees by which the Chief Executive Officer of the Company rewards extraordinary performance in the form of a cash award. Such awards typically are in the amount of one month of base salary. In accordance with the terms of the program, Mr. Wainscott decided to recognize various officers (excluding himself) for their contribution to the record-breaking financial performance of the Company. Because the intended recipients included the Executive Officers of the Company (excluding Mr. Wainscott himself), Mr. Wainscott requested and received the ratification of the Compensation Committee and the Board before making the awards to those individuals.

In making these special recognition awards, Mr. Wainscott stated that the purpose was to reward the members of senior management who most contributed to the success of the Company’s financial turnaround since the Board acted in the fall of 2003 to replace both the Chief Executive Officer and the President of the Company. Mr. Wainscott observed at the time of the special recognition awards that, under the new management team, the Company had significantly increased its shipments and gross revenues, substantially reduced its controllable costs, significantly increased its cash position and overall liquidity, reduced its net debt by approximately 75%, and returned to sustainable profitability. Since the fall of 2003, the Company also has negotiated 12 new era labor agreements, including a new industry standard contract earlier this year at the Company’s Middletown Works following a year-long lockout during which the Company continued to operate the plant so that it could honor its customer commitments.

Mr. Wainscott noted that the triggering event for the special recognition awards in July 2007, and the culmination of senior management’s nearly four-year turnaround effort, was the record-breaking performance of the Company during the second quarter of 2007. For the second quarter of 2007, the Company reported quarterly records for its performance with respect to safety, quality, productivity, shipments, revenues, revenues per ton, operating profit and operating profit per ton. During the nearly four-year period leading up to those quarterly record results, the price of the Company’s common stock has increased by more than 2000% from an intraday trading low of $1.74 per share on September 26, 2003 to a close on July 19, 2007 (the date of the Board ratification of the awards) of $38.94 per share.

The amounts of the Special Recognition Awards to the NEOs are included in the Summary Compensation Table beginning on page 40 of this Proxy Statement.

Equity Awards

Another key component of an NEO’s annual compensation package is the grant of equity awards under the Company’s Stock Plan. Such grants may be in the form of stock option awards, restricted stock awards and/or performance-based equity awards in the form of performance shares.

A principal purpose of equity grants under the Company’s Stock Plan is to enhance the commonality of interests between management and the Company’s stockholders by linking executive compensation to the Company’s performance and to appreciation in the market price of the Company’s common stock. Equity grants also are intended to encourage executives to remain in the employ of the Company, as discussed below.

Stock option awards

Stock options serve the purposes of the Stock Plan because they generally have a value for an Executive Officer only if the officer remains in the Company’s employment for the period required for the option to become exercisable, and then only if the market price of the Company’s stock increases above its price on the date the option was granted. This provides an incentive for the officer to remain employed by the Company and to take actions which, over time, are intended to enhance the value of the Company’s stock. The Company grants options only to key management employees, including the NEOs. The Committee typically determines and approves equity awards, including stock options, each year at its regularly-scheduled January meeting. For each NEO, this is part of the determination of the NEO’s overall compensation package for that year. All options granted to employees under the Stock Plan, including the NEOs, vest in three equal installments on the first, second and third anniversary of the grant date. Each option must be exercised within a ten-year period of its grant date. The Company has not had, and does not have, a policy or a practice of reloading options granted to its NEOs which have expired or been exercised.

Under the terms of the Stock Plan, the exercise price for a share of the Company’s common stock underlying an option may not be less than the fair market value of the Company’s stock on the date on which such option was granted. It has been the uniform practice of the Committee to establish an option exercise price equal to the fair market value of the underlying common stock. Under the terms of the Stock Plan, that fair market value is the average of the highest and lowest sales price for the Company’s common stock on the grant date (or if there were no sales of the Company’s common stock on the grant date, then the weighted average of the mean between the highest and lowest sales price for the Company’s common stock on the nearest preceding trading day during which there were sales of such stock). It is both the policy and practice of the Committee to only grant options to its employees, including its NEOs, as of the date of the meeting at which the grants were made. As noted above, this typically occurs at the regularly-scheduled January Committee meeting. Generally, the Committee only grants options at a meeting other than the January meeting in a situation in which an employee is being promoted (e.g., to a new or higher key management position) or is first hired. Under those circumstances, the grant may occur at a meeting other than the regularly-scheduled January Committee meeting, but the grant date for the options still would be the date of the meeting at which the grant was approved. The exercise price for such options also still would be the fair market value of the Company’s common stock determined as described above under the terms of the Stock Plan. The Company has not had, and does not have, a policy or practice of backdating stock options. Neither the selection of Committee meeting dates nor option grant dates is timed in any way to try to maximize gain or manipulate the price of an option. Management does not have a role in determining the timing of option grants.

Restricted stock awards

The Committee typically determines and approves restricted stock grants each year at its regularly-scheduled January meeting. As in the case of options noted above, the exception to this standard award schedule would involve grants of restricted stock to someone promoted or hired during the year. Restricted stock historically has had a value for an NEO only if the NEO remains in the Company’s employment for the period required for the stock to vest, thus providing an incentive for the NEO to remain in the Company’s employment. Restrictions on grants of common stock to the Company’s employees made during 2007 will lapse with respect to one-third of the shares on the first anniversary of the date of the award, and with respect to an additional one-third of the shares on each of the second and third anniversaries of the date of the award.

Performance share awards

Performance share grants also are an important element of an NEO’s annual compensation package because they closely align the interests of the NEOs and the Company’s stockholders by directly linking how many shares, if any, ultimately are earned by an NEO to the performance of the Company over a three-year performance period (the “Performance Period”). Each grant of a performance share award is expressed as a target number of shares of the Company’s common stock. The number of shares of common stock, if any, actually earned by and issued to the NEO under a performance share award will be based upon the performance of the Company over the Performance Period. By way of example, the Performance Period applicable to the performance share awards granted in January 2005 started on January 1, 2005 and ended on December 31, 2007. Depending upon the Company’s performance with reference to the performance categories described below, an NEO ultimately may earn from 0% to 150% of the target number of shares granted. The performance categories used to determine how many performance shares ultimately will be earned and issued are:

•

the Company’s total shareholder return, defined as price appreciation plus reinvested dividends, if any, during the Performance Period relative to the total shareholder return during that same period of the companies in the Standard & Poor’s 400 Midcap Index, and

•

the compounded annual growth rate (the “Growth Rate”) of the price of the Company’s common stock over the Performance Period, using as the base the average closing price of the Company’s common stock for the last twenty trading days during the month of December.

One-half of the total target number of shares awarded may be earned based on the relative total shareholder return performance and the other half may be earned based on the Growth Rate performance. For each performance category, levels have been established to provide threshold, target and maximum payouts as follows:

Payout (stated as a % of Category’s target shares):	Total Shareholder Return:	Stock Price Growth Rate:
Threshold (50%)	25th percentile	5.0%
Target (100%)	Median	7.5%
Maximum (150%)	75th percentile	10%

If the threshold performance level is not achieved in a performance category as of the end of the Performance Period, then none of the target shares related to that category will be earned or issued. If at least the threshold is achieved in a performance category, then shares will be earned and issued in an amount equal to the number of the award’s target shares related to that category, multiplied by a percentage determined by a straight-line interpolation between the actual level of the Company’s performance and the above-stated payout percentages.

2007 Equity Grants to NEOs

The specific grants of stock options, restricted stock and performance shares made during 2007 to each of the NEOs are set forth in the Grants of Plan-Based Award Table beginning on page 42 of this Proxy Statement. While there is no express policy with respect to the allocation of each type of equity award, the total fair value at the grant date of the 2007 equity grants to the NEOs was allocated approximately as follows: 16% stock options, 34% restricted stock, and 50% performance shares at target.

Post-termination benefits

Severance and Change-in-Control Agreements

The Company has entered into severance agreements and change-in-control agreements with each of the NEOs that provide post-termination benefits. The current forms of these agreements were attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 20, 2004. These forms were recommended by the Committee and approved by the Board in 2004 after the Committee undertook an evaluation of its then-existing Executive Officer severance agreements and concluded, with the assistance of competitive data provided by Mr. Johnston, that (1) the benefits provided under those agreements were in excess of what was then competitive and appropriate, and (2) the form of the agreement should be separated into two different agreements: one to address severance benefits in the event of involuntary termination without cause unrelated to any change-in-control of the Company, and one to address severance benefits in the event of termination after a change-in-control of the Company. The level of benefits provided under each form of agreement was reduced from the corresponding benefit levels provided in the previous severance agreements. In addition, in both forms of the new agreement the definition of “cause” for purposes of termination was revised to make it broader and more clearly consistent with contemporary good governance principles. After consulting with Mr. Johnston, and considering the competitive data he provided, the Committee concluded that these agreements in their revised form provide an appropriate and competitive level of post-termination benefits and promote the interests of the Company, its NEOs, and the Company’s stakeholders.

The severance agreements promote the interests of the Company and its stakeholders by, among other things:

•	securing a release of claims from the terminated NEO and thereby avoiding the risk and financial exposure of employment litigation;

•	ensuring that for one year after termination of employment the NEO will not compete against the Company;

•

ensuring that for one year after termination of employment the NEO will not solicit any employee of the Company for employment by any entity which is engaged in melting, hot rolling, cold rolling or coating of carbon, electrical or stainless steel;

•	ensuring that after termination of employment the NEO will not disparage the Company;

•

ensuring that for one-year after termination of employment the NEO will cooperate with respect to various Company matters in which the NEO was personally involved prior to the NEO’s employment termination; and

•	securing an agreement by the NEO to arbitrate all legally arbitrable claims arising not only from the severance agreement, but also from the NEO’s employment relationship with the Company.

The change-in-control agreements promote the interests of the Company and its stakeholders by, among other things:

•	obtaining the same covenants and commitments as described above with respect to severance agreements; and

•

mitigating an NEO’s concerns about personal job security and financial well-being in the event of a change-in-control, thereby eliminating consequences which might prevent the NEO from providing objective guidance to the Board and shareholders with respect to a proposed change-in-control, and helping to ensure that the management team stays intact before and during a proposed change-in-control transaction.

The Committee annually reviews the form and terms of the Company’s severance and change-in-control agreements to evaluate whether they continue to promote the interests of the Company as noted above and are appropriate and competitive under the then-existing circumstances.

Severance Agreements Terms Overview

Under the terms of the existing form of severance agreement with the Company’s NEOs, an NEO who voluntarily terminates employment or whose employment is terminated involuntarily for cause would not receive any severance benefits associated with such termination. An NEO who is terminated involuntarily without cause would receive at a minimum a lump sum payment equal to the NEO’s base salary for a period of six months. In addition, if the NEO executes an agreement releasing the Company from any liability for claims relating to the NEO’s employment with the Company, the NEO also is entitled to receive:

•	an additional lump sum severance payment (ranging from twelve to eighteen months of base salary);

•

a lump sum payment based upon the NEO’s assigned target amount under the Company’s Annual Incentive Plan (ranging from one and one-half to two times the target amount, reduced in each instance by any amount otherwise paid or payable under the Annual Incentive Plan with respect to such calendar year); and

•	continuing coverage under the Company’s benefit plans, including life, health and other insurance benefits, for a specified period of time (ranging from eighteen months to two years).

Change-in-Control Agreements Terms Overview

An NEO typically is entitled to severance payments and other benefits under the NEO’s change-in-control agreement if, within twenty four months following a change-in-control of the Company, the NEO’s employment with the Company is involuntarily terminated without cause or the NEO voluntarily terminates employment with the Company for “good reason.” Under one version of the termination section, however, the Committee believed it would be in the best interests of both the Company and the individuals for two of the NEOs to be entitled to benefits upon voluntary termination for any reason within six months after a change-in-control.

There also are different versions of the change-in-control agreement with respect to the level of benefit payments made in the event of a change-in-control. Generally, the highest level of benefits is provided for Mr. Wainscott. For each NEO, the base severance benefit is a lump sum payment equal to the NEO’s base salary for a period of six months. In addition, if the NEO executes an agreement releasing the Company from any liability for claims relating to employment with the Company, the NEO would be entitled to receive:

•	an additional lump sum severance payment (ranging between eighteen and thirty months of base salary);

•

a lump sum payment based upon the NEO’s awards under the Company’s Annual Incentive Plan (equal to two and a half to three times the greater of (1) the NEO’s assigned Annual Incentive Plan target amount for the calendar year in which the termination occurs, (2) the actual Annual Incentive Plan payout for the calendar year immediately preceding the calendar year in which the termination occurs, or (3) the average of the Annual Incentive Plan payouts for the three calendar years immediately preceding the calendar year of termination, reduced in each instance by any amount otherwise paid or payable under the Annual Incentive Plan with respect to the preceding calendar year, plus a prorated Annual Incentive Plan payout at the maximum level for the portion of the then-current calendar year prior to date of termination);

•	a pro-rated Long Term Plan payment at the target level for all incomplete performance periods as of the date of termination;

•	continuing coverage under the Company’s benefit plans, including life, health and other insurance benefits, for a specified period (ranging from twenty-four to thirty-six months);

•	additional service credits toward retiree medical coverage (ranging from two to three years);

•	the immediate vesting of all restricted stock awards to the NEO under the Company’s Stock Plan and the lapse of all restrictions on such awards;

•	the right, for a period of three years, to exercise all stock options awarded to the NEO under the Stock Plan; and

•

if any portion of the required payments to the NEO becomes subject to the federal excise tax on “parachute payments,” a “gross-up” payment so that the net amount retained by the NEO after deduction of the excise tax and any applicable taxes on the “gross-up” payment is not reduced as a consequence of such excise tax.

Specific Payments and Benefits under Agreements

The specific circumstances that would trigger the payments and other benefits under the severance agreements, the estimated payments and benefits that would be provided in each covered circumstance for each NEO, how the payments and benefits are determined under such circumstances and all material conditions and obligations applicable to the receipt of the payments and benefits are set forth in the Potential Payments Upon Termination or Change-in-Control discussion beginning on page 48 of this Proxy Statement.

Pension and other retirement benefits

Non-Contributory Pension Plan

The Company’s full-time, non-represented salaried employees, including its NEOs, are eligible for retirement benefits under a qualified benefit plan known as the Non-Contributory Pension Plan. Retirement benefits are calculated under the Non-Contributory Pension Plan using one of two formulas: (1) a cash balance formula, or (2) a final average pay formula. Eligibility for coverage under a particular formula is typically determined by the date on which a participant commenced employment with the Company. Participants generally are vested under the Non-Contributory Pension Plan after five years of service regardless of which formula is used to calculate benefits. The compensation taken into account in determining benefits under either formula is subject to the compensation limits imposed by the Internal Revenue Code. A description of the terms of the Non-Contributory Pension Plan, including the formulas used to calculate a participant’s retirement benefits, is set forth in this Proxy Statement at pages 45 and 46. The number of years of credited service and the present value of accumulated benefits for each of the NEOs under the Non-Contributory Pension Plan are set forth in the Pension Benefit Table for Fiscal Year 2007 beginning on page 45 of this Proxy Statement.

Executive Minimum and Supplemental Retirement Plan

In addition, the Company’s officers, including its NEOs, are eligible to participate in an unfunded nonqualified deferred compensation plan called the Executive Minimum and Supplemental Retirement Plan, also known as a supplemental executive retirement plan, or “SERP.” Each of the NEOs is a participant in the Company’s SERP. The Company’s SERP provides (1) a “make up” of qualified plan benefits that were denied as a result of limitations imposed by the Internal Revenue Code, and (2) supplemental benefits to vested participants. The Compensation Committee has determined that the retirement benefit provided to Executive Officers by the SERP is a key element of a competitive compensation package and, therefore, important to recruiting and retaining key management members.

Prior to October 18, 2007, vesting occurred when a participant completed a minimum of ten years of creditable service with the Company, including at least five years of service as an officer. On October 18, 2007, however, the Board of Directors of the Company, upon the recommendation of the Committee, approved amendments to various Company-sponsored non-qualified deferred compensation plans and agreements, including the SERP. The principal reason for the changes to these plans was to achieve compliance with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended. In addition to the changes made for Section 409A compliance reasons, the Board also amended the SERP to change from the ten-year “cliff vesting” described above to a form of “graded vesting.” Under graded vesting, a participant will vest in 50% of his or her accrued benefit after a minimum requirement of five years of service as an officer of the Company and as a participant in the SERP, and in an additional 10% of such benefit for each year of service as an employee of the Company in addition to such five years, up to 100% vesting after ten years of total service. As was the case prior to October 18, 2007, vesting also would occur upon the effective date of a Change of Control (as defined in the SERP).

Also, prior to October 18, 2007, the basic form of payment of a participant’s benefit under the SERP was a single life annuity payment in equal monthly installments commencing on the later of the first day of the month following the participant’s 60th birthday or his or her employment termination date. The SERP also provided the Committee, however, with the discretion to change the form of payment. Such discretion was not permissible under Section 409A. In order to comply with Section 409A, on October 18, 2007 the Board, upon the recommendation of the Committee, amended the SERP to provide that the sole form of payment is a lump sum payment to be made within thirty days after the later of attainment of age 55 and termination of employment, subject to a six-month delay for specified employees, including the NEOs. A participant whose employment with the Company terminates after his or her benefit has vested, but before the participant reaches the age of 60, is entitled to an early retirement benefit, reduced to its actuarial equivalent based on the participant’s age.

Benefits paid under the SERP are subject to an offset for any benefit received under either of the Company’s qualified plans or any qualified plan provided by another employer. A participant’s benefit under the SERP, prior to giving effect to such offset, is equal to the greater of: (1) 50% of his or her average covered compensation (base salary and bonus under the Annual Incentive Plan) during the employee’s highest consecutive three-year period of eligible earnings over the participant’s last ten years of consecutive service, or (2) the participant’s benefit under the applicable qualified plan in which he or she participates without regard to the limitations imposed by the Internal Revenue Code. The present value of accumulated benefits for each of the NEOs under the SERP is set forth in the Pension Benefit Table for Fiscal Year 2007 beginning on page 45 of this Proxy Statement.

Thrift Plan and Supplemental Thrift Plan

The Thrift Plan is a qualified retirement plan under Section 401(k) of the Internal Revenue Code. It provides for Company matching contributions with respect to employee contributions up to 5% of base salary, a portion of which is guaranteed and a portion of which is dependent upon the Company’s net income. It further provides for additional supplemental contributions by the Company if the Company’s net income exceeds $150 million. All such contributions are subject to the compensation limits imposed by the Code. The Supplemental Thrift Plan is an unfunded nonqualified retirement plan. It provides for Company matching contributions with respect to base salary that may not be taken into account under the Thrift Plan due to limits on earnings imposed by the Code. The Supplemental Thrift Plan thus provides a vehicle to maximize Company matching contributions that otherwise would not be eligible for the Thrift Plan due to the Code’s compensation limits. The Compensation Committee has determined that, like the SERP, the Supplemental Thrift Plan provides a retirement benefit that is a key competitive element of the overall compensation package and, therefore, important to recruiting and retaining key management members. Any member of management of the Company, including the NEOs, is eligible for participation under the Thrift Plan, but participants in the Supplemental Thrift Plan must be selected by the Committee. For 2007, all of the NEOs were selected to participate in the Supplemental Thrift Plan. The contributions by the NEOs and the Company under these plans for 2007 are set forth in the Nonqualified Deferred Compensation Table for Fiscal Year 2007 on page 47 of this Proxy Statement.

Executive Deferred Compensation Plan

The Company has an Executive Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan is an unfunded deferred compensation arrangement which is intended to provide supplemental retirement benefits for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employment Retirement Income Security Act of 1974, as amended. Participants are always fully vested in their accounts under this plan. Participants direct the investment of their accounts among available investment options (generally the same investment options available under the Company’s qualified thrift plan) at market rates. Any elected officer of the Company, including the NEOs, and any member of management may be elected by the Chairman of the Board and approved by the Compensation Committee of the Board to participate in the Deferred Plan. Although they may do so, none of the NEOs currently have elected to participate in the Deferred Plan.

Death and disability benefits

NEOs are covered by the normal and customary programs generally available to all employees on the same terms and conditions of other similarly situated employees. No other death and disability benefits are provided to the NEOs.

Perquisites and Other Personal Benefits

Each of the NEOs receives various perquisites and other personal benefits which the Committee believes are customary for executive officers of a company the size and stature of the Company and appropriate to provide a competitive overall compensation package to the Company’s NEOs. These include reimbursement for tax planning services, financial planning services, mandatory annual physical evaluations, and, for certain NEOs, reimbursement for some country club and/or dining club dues not used exclusively for business entertainment purposes. While the value of these perquisites and other personal benefits are not considered by the Committee to be a material component of the overall compensation package of an NEO, to the extent that their aggregate amount is greater than $10,000 for any NEO, the perquisites and personal benefits provided to NEOs are disclosed in the All Other Compensation column of the Summary Compensation Table beginning on page 40 of this Proxy Statement.

Employee Benefits

Each of the NEOs also participates in various employee benefit plans generally available to all employees on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, vision insurance, pre-tax flexible spending accounts, short and long term disability insurance, pension benefits, thrift plan, educational assistance and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees of the Company, they are not considered to be a material component of an NEO’s annual compensation program. Because the NEOs receive these benefits on the same basis as other employees, these benefits are not established or determined by the Committee separately for each NEO as part of the NEO’s annual compensation package.

Policy with Respect to Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally places a $1,000,000 limit on the deductibility for federal income tax purposes of the annual compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers (excluding the Chief Financial Officer). However, “qualified performance-based compensation” is exempt from this deductibility limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the shareholders of the paying corporation. Historically, compensation attributable to the exercise of stock options and performance shares granted under the Stock Plan, as well as incentive awards paid under the Annual Incentive Plan and the Long Term Plan, have been deemed to be qualified performance-based compensation and thus excluded from the $1,000,000 deductibility limit imposed by Section 162(m). A recent revenue ruling (IRS Rev. Rul. 2008-13, dated February 21, 2008) by the Internal Revenue Service (“IRS”) has altered the historical definition of qualified performance-based compensation used by the IRS. The new IRS ruling has prospective application only and by its terms will not adversely affect the deductibility of the compensation of any of the NEOs for 2008 or for any prior year. The Committee is continuing to evaluate this ruling and its application by the IRS and will timely consider whether revisions to any of the Company’s incentive plans or agreements are appropriate in light of the ruling.

The Committee considers the anticipated tax treatment to the Company when determining executive compensation and routinely seeks to structure its executive compensation program in a way which preserves the deductibility of compensation payments and benefits. It should be noted, however, that there are many factors which are considered by the Committee in determining executive compensation and, similarly, there are many factors which may affect the deductibility of executive compensation. In order to maintain the flexibility to be able to compensate NEOs in a manner designed to promote varying corporate goals, the Committee has not adopted a strict policy that all executive compensation must be deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Richard A. Abdoo, Chair
John S. Brinzo
Dr. Bonnie G. Hill
Robert H. Jenkins

SUMMARY COMPENSATION TABLE FOR 2007

The table below summarizes the total compensation paid or earned by each NEO for the fiscal years ended December 31, 2006 and December 31, 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Comp- ensation ($)(6)		Total ($)
James L. Wainscott Chairman of the Board, President and CEO	2007 2006	$ $	1,000,000 900,000	$ $	0 0	$ $	2,123,088 955,514	$ $	342,191 256,393	$ $	3,931,000 2,453,400	$ $	3,160,306 667,336	$ $	116,486 31,791	$ $	10,673,071 5,264,434

Albert E. Ferrara, Jr. Vice President, Finance and CFO	2007 2006	$ $	430,000 390,000	$ $	35,833 0	$ $	323,328 158,007	$ $	48,121 48,387	$ $	845,165 531,570	$ $	965,078 271,973	$ $	47,650 11,073	$ $	2,695,175 1,411,010

David C. Horn Sr. Vice President, General Counsel and Secretary	2007 2006	$ $	550,000 515,000	$ $	45,833 0	$ $	484,317 291,039	$ $	66,908 82,375	$ $	1,081,025 701,945	$ $	1,319,705 289,942	$ $	64,820 10,821	$ $	3,612,608 1,891,122

John F. Kaloski Sr. Vice President, Operations	2007 2006	$ $	480,000 435,000	$ $	40,000 0	$ $	421,310 201,708	$ $	66,908 81,268	$ $	943,440 592,905	$ $	1,162,749 536,997	$ $	59,740 19,159	$ $	3,174,147 1,867,037

Douglas W. Gant Vice President, Sales and Customer Service	2007 2006	$ $	365,000 330,000	$ $	30,417 0	$ $	315,249 154,811	$ $	49,494 44,693	$ $	717,407 449,790	$ $	719,146 238,494	$ $	44,443 4,506	$ $	2,241,156 1,222,294

(1)	The amounts in this column reflect special recognition awards granted to the NEOs in 2007. Each award consisted of cash in an amount equal to one month of base salary for the recipient. The awards were made under a special recognition program for all employees pursuant to which the Chief Executive Officer of the Company may reward extraordinary performance in the form of a cash award. Such awards typically are in the amount of one month of base salary. In 2007, Mr. Wainscott elected to recognize certain officers of the Company who he believed had most contributed to the record-breaking financial performance of the Company in 2007 and its financial turnaround since the Board acted to change senior management in the fall of 2003. Because the intended recipients of the special recognition awards included the NEOs (other than Mr. Wainscott himself), Mr. Wainscott requested and received ratification of the Compensation Committee before making the awards to those individuals.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with FAS 123R, with respect to the fiscal years ending December 31, 2006 and 2007 for awards of Restricted Stock and Performance Stock Awards pursuant to the Stock Incentive Plan and, therefore, include amounts from awards granted in and prior to 2006. The stock awards amount reported for 2006 represents the aggregate dollar amount recognized in 2006 for stock awards made during 2001, 2002, 2003, 2004, 2005 and 2006. The stock awards amount reported for 2007 represents the aggregate dollar amount recognized in 2007 for stock awards made during 2002, 2003, 2004, 2005, 2006 and 2007. A discussion of the assumptions used to calculate the value of the stock awards reported in this column is located in Note 3 to the Notes to Consolidated Financial Statements on pages 74-76 of our 2007 Annual Report on Form 10-K.

(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with FAS 123R, with respect to the fiscal years ending December 31, 2006 and 2007 for awards of Stock Options pursuant to the Stock Incentive Plan and, therefore, include amounts from awards granted in and prior to 2006. The stock option awards amount reported for 2006 represents the aggregate dollar amount recognized in 2006 for stock option awards made during 2003, 2004, 2005 and 2006. The stock option awards amount reported for 2007 represents the aggregate dollar amount recognized in 2007 for stock option awards made during, 2004, 2005, 2006 and 2007. A discussion of the assumptions used to calculate the value of the stock options reported in this column is located in Note 3 to the Notes to Consolidated Financial Statements on pages 74-76 of our 2007 Annual Report on Form 10-K.

(4)	The amounts shown in this column reflect payments to each NEO under the Company’s Annual Incentive Plan and Long Term Plan.

Payments	reported in this column for calendar year 2007: The following payments made in January 2008 for the 2007 performance period under the Annual Incentive Plan are reported in this column: Mr. Wainscott, $2,000,000; Mr. Ferrara, $430,000; Mr. Horn, $550,000; Mr. Kaloski, $480,000 and Mr. Gant, $365,000. The following payments made in February 2008 for the three-year performance period under the Long Term Plan ending in 2007 are reported in this column: Mr. Wainscott $1,931,000; Mr. Ferrara, $415,165; Mr. Horn, $531,025; Mr. Kaloski, $463,440; and Mr. Gant, $352,407.

Payments	reported in this column for calendar year 2006: The following payments made in February 2007 for the 2006 performance period under the Annual Incentive Plan are reported in this column: Mr. Wainscott, $1,800,000; Mr. Ferrara, $390,000; Mr. Horn, $515,000; Mr. Kaloski, $435,000 and Mr. Gant, $330,000. The following payments made in February 2007 for the two-year performance period under the Long Term Plan ending in 2006 are reported in this column: Mr. Wainscott $653,400; Mr. Ferrara, $141,570; Mr. Horn, $186,945; Mr. Kaloski, $157,905; and Mr. Gant, $119,790.

Additional	explanation: Annual Incentive Plan. Awards under the Annual Incentive Plan are based upon three performance factors: safety, quality and financial performance. The payments to the NEOs in January 2008 were made in accordance with the original goals established by the Compensation Committee for the 2007 performance period with respect to safety, quality and financial performance. The payments to the NEOs in February 2007 were made in accordance with the original goals established by the Compensation Committee for the 2006 performance period with respect to the safety and financial performance factors. With respect to the quality performance factor, however, the payments were made in accordance with new parameters established by the Compensation Committee and approved by the Board in January 2007 to reflect extraordinary circumstances and performance by the Company during 2006. More specifically, on January 18, 2007 the Board approved, upon the recommendation of its Compensation Committee, the payment of performance awards at the target level for the quality component of the Annual Incentive Plan to plan participants, including the five NEOs, based exclusively upon the Company’s outstanding performance with respect to customer claims. As a result of this change in the quality parameter, the annual incentive awards to the NEOs for the 2006 performance period included a payment with respect to quality which they otherwise would not have received as follows: Mr. Wainscott: $120,000, Mr. Ferrara, $26,000; Mr. Horn, $34,333; Mr. Kaloski, $29,000 and Mr. Gant, $22,000. These amounts are included in the payments for the Annual Incentive Plan awards disclosed above in this footnote and in the payments disclosed in the Summary Compensation Table above. Long Term Plan. At the Company’s annual meeting held on May 17, 2005, the Company’s shareholders approved a change in the metric used for determining incentive awards under the Long Term Plan. Because of the establishment of this new metric (cumulative EBITDA), a transitional two-year period was used for the performance period under the Long Term Plan ending in 2006 rather than the normal three-year period. That is why there is a difference in the length of the performance periods shown above under the Long Term Plan for 2007 and 2006.

(5)	The amounts reported in this column represent the change in pension value for each NEO. No NEO received preferential or above-market earnings on deferred compensation.

(6)	The compensation shown in this column includes matching contributions made by the Company to a qualified defined contribution plan and a nonqualified supplemental thrift plan, imputed income on company sponsored life insurance, and perquisites. A summary of the amounts included in this column is provided in the table below. Perquisites included in this column and provided to the NEOs include: the cost of personal financial planning and tax preparation services paid for by the Company, club memberships and company-owned tickets to athletic events, and the cost paid by the Company for a mandatory annual physical. In 2006, they also included limited personal use of the corporate aircraft. No such personal use occurred in 2007.

Summary of All Other Compensation:
Name	Year	Company Match to the Qualified Plan	Company Match to the Non Qualified Plan	Imputed Interest on Life Insurance	Perquisites	Total
James L. Wainscott	2007	$20,250	$69,750	$5,379	$21,107	$116,486
	2006	$0	$0	$3,148	$28,643	$31,791
Albert J. Ferrara, Jr.	2007	$20,250	$18,450	$4,174	$4,776	$47,650
	2006	$0	$0	$3,762	$7,311	$11,073
David C. Horn	2007	$20,250	$29,250	$5,413	$9,907	$64,820
	2006	$0	$0	$2,702	$8,119	$10,821
John F. Kaloski	2007	$20,250	$22,950	$4,690	$11,850	$59,740
	2006	$0	$0	$4,226	$14,933	$19,159
Douglas W. Gant	2007	$20,250	$12,600	$1,222	$10,371	$44,443
	2006	$0	$0	$1,096	$3,410	$4,506

GRANTS OF PLAN-BASED AWARDS TABLE

The table below summarizes equity and non-equity grants to the NEOs during the fiscal year ended December 31, 2007:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	All Other Option Awards: Number of Securities Underlying Options (5) (#)	Exercise or Base Price of Option Awards ($/Sh) (6)		Full Grant Date Fair Value of Awards
			Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
James L. Wainscott	(1 (2 01/18/07 01/18/07 01/18/07	) )	$ 0 $500,000 — — —	$ $	1,000,000 1,000,000 — — —	$ $	2,000,000 2,000,000 — — —	— — 60,000 — —	— — 120,000 — —	— — 180,000 — —	— — — 80,000 —	— — — — 80,000	$	— — — — 16.755	$ $ $	— — 2,205,600 1,340,400 656,000

Albert E. Ferrara, Jr.	(1 (2 01/18/07 01/18/07 01/18/07	) )	$ 0 $107,500 — — —	$ $	215,000 215,000 — — —	$ $	430,000 430,000 — — —	— — 8,438 — —	— — 16,875 — —	— — 25,313 — —	— — — 11,250 —	— — — — 11,250	$	— — — — 16.755	$ $ $	— — 310,163 188,494 92,250

David C. Horn	(1 (2 01/18/07 01/18/07 01/18/07	) )	$ 0 $137,500 — — —	$ $	275,000 275,000 — — —	$ $	550,000 550,000 — — —	— — 11,250 — —	— — 22,500 — —	— — 33,750 — —	— — — 15,000 —	— — — — 15,000	$	— — — — 16.755	$ $ $	— — 413,550 251,325 123,000

John F. Kaloski	(1 (2 01/18/07 01/18/07 01/18/07	) )	$ 0 $120,000 — — —	$ $	240,000 240,000 — — —	$ $	480,000 480,000 — — —	— — 11,250 — —	— — 22,500 — —	— — 33,750 — —	— — — 15,000 —	— — — — 15,000	$	— — — — 16.755	$ $ $	— — 413,550 251,325 123,000

Douglas W. Gant	(1 (2 01/18/07 01/18/07 01/18/07	) )	$ 0 $91,250 — — —	$ $	182,500 182,500 — — —	$ $	365,000 365,000 — — —	— — 8,438 — —	— — 16,875 — —	— — 25,313 — —	— — — 11,250 —	— — — — 11,250	$	— — — — 16.755	$ $ $	— — 310,163 188,494 92,250

(1)	The amounts reported in this row represent the range of potential awards under the threshold, target and maximum performance objectives established in January 2007 for the 2007 performance period under the Annual Incentive Plan as described in the “Annual Incentive Awards” section of the Compensation Discussion and Analysis. The amounts actually paid to each NEO for 2007 are set forth in the Summary Compensation Table.

(2)	The amounts reported in this row represent the range of potential awards under the threshold, target and maximum performance objectives established in January 2007 for the 2007-2009 performance period under the Long Term Plan as described in the “Long Term Incentive Awards” section of the Compensation Discussion and Analysis. The amounts actually paid to each NEO for 2007 are set forth in the Summary Compensation Table.

(3)	The amounts reported in this column represent the range of the potential number of restricted performance shares of the Company’s common stock that may be issued to each NEO for the 2007-2009 performance period under the Stock Plan. Terms applicable to the performance share grants reported in this column are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(4)	The amounts reported in this column represent the number of shares of restricted stock granted under the Stock Plan to each NEO in 2007. The restrictions on the transfer of the restricted stock grants reported in this column will lapse over a three-year period as follows: one-third on January 18, 2008, one-third on January 18, 2009 and one-third on January 18, 2010. Other terms applicable to the restricted stock grants reported in this column are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(5)	The amounts reported in this column represent the number of shares of the Company’s common stock underlying the stock options granted to each NEO under the Stock Plan in 2007. The stock options reported in this column vest in three equal installments on January 18, 2008, 2009 and 2010. Other terms applicable to the stock options granted under the Stock Plan are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(6)	The exercise price for options granted under the Stock Plan equals the average of the highest and lowest sales price for the Company’s common stock on the grant date (or if there were no sales of the Company’s common stock on the grant date, then the exercise price equals the weighted average of the mean between the highest and lowest sales price for the Company’s common stock on the nearest preceding trading day on which there were sales of the Company’s common stock).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below provides information as to all outstanding option awards and restricted stock awards held by the NEOs as of December 31, 2007.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
James L. Wainscott	01/16/03 11/06/03 01/20/05 01/19/06 01/18/07	30,000 266,666 40,000 26,666 0	0 0 0 53,334 80,000	(1) (2)	$ $ $ $ $	7.895 2.825 13.70 7.885 16.755	01/16/13 11/06/13 01/20/15 01/19/16 01/18/17	241,599	$11,171,538	300,000	$13,872,000

Albert E. Ferrara, Jr.	01/19/06 01/18/07	3,750 0	7,500 11,250	(1) (2)	$ $	7.885 16.755	01/19/16 01/18/17	38,025	$1,758,276	45,000	$2,080,800

David C. Horn	01/14/04 01/20/05 01/19/06 01/18/07	53,333 10,000 5,000 0	0 0 10,000 15,000	(1) (2)	$ $ $ $	4.565 13.70 7.885 16.755	01/14/14 01/20/15 01/19/16 01/18/17	60,609	$2,802,560	60,000	$2,774,400

John F. Kaloski	10/14/02 01/20/05 01/19/06 01/18/07	5,000 10,000 5,000 0	0 0 10,000 15,000	(1) (2)	$ $ $ $	6.690 13.70 7.885 16.755	10/14/12 01/20/15 01/19/16 01/18/17	51,515	$2,382,054	60,000	$2,774,400

Douglas W. Gant	01/14/04 01/20/05 01/19/06 01/18/07	10,000 2,500 0 0	0 0 7,500 11,250	(1) (2)	$ $ $ $	4.565 13.70 7.885 16.755	01/14/14 01/20/15 01/19/16 01/18/17	37,362	$1,727,619	45,000	$2,080,800

(1)	These options became, or will become, exercisable as follows: one-half on January 19, 2008 and one-half on January 19, 2009.

(2)	These options became, or will become, exercisable as follows: one-third on January 18, 2008, one-third on January 18, 2009 and one-third on January 18, 2010.

(3)	The Stock Awards that had not vested as of December 31, 2007 have vesting dates as follows:

	Mr. Wainscott	Mr. Ferrara	Mr. Horn	Mr. Kaloski	Mr. Gant
01/14/2008	0	0	5,000	5,000	2,500
01/16/2008	12,000	0	8,000	0	1,500
01/18/2008	26,667	3,750	5,000	5,000	3,750
01/19/2008	20,000	2,812	3,750	3,750	2,812
01/20/2008	24,599	5,525	7,609	6,515	4,612
06/01/2008	0	1,250	0	0	0
11/06/2008	25,000	0	0	0	0
11/25/2008	0	5,000	0	0	0
01/14/2009	0	0	5,000	5,000	2,500
01/18/2009	26,666	3,750	5,000	5,000	3,750
01/19/2009	20,000	2,813	3,750	3,750	2,813
01/20/2009	10,000	1,875	2,500	2,500	1,875
01/18/2010	26,667	3,750	5,000	5,000	3,750
01/19/2010	20,000	2,812	3,750	3,750	2,812
01/20/2010	10,000	1,875	2,500	2,500	1,875
01/19/2011	20,000	2,813	3,750	3,750	2,813

Total:	241,599	38,025	60,609	51,515	37,362

(4)	The dollar value shown in the column is calculated by multiplying the closing market price ($46.24) of the Company’s common stock as of December 31, 2007 by the number shown in the preceding column.

(5)	The performance period ending dates for the Unearned Shares are as follows:

Performance Period Ending Dates	Mr. Wainscott	Mr. Ferrara	Mr. Horn	Mr. Kaloski	Mr. Gant
12/31/2007	60,000	11,250	15,000	15,000	11,250
12/31/2008	120,000	16,875	22,500	22,500	16,875
12/31/2009	120,000	16,875	22,500	22,500	16,875

Total:	300,000	45,000	60,000	60,000	45,000

OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides information as to amounts realized by each NEO for each option exercised and each stock grant which vested during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($) (1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($) (2)
James L. Wainscott	280,000	$4,870,568	66,598	$1,900,332
Albert E. Ferrara, Jr.	35,832	$612,269	11,774	$349,741
David C. Horn	81,667	$1,285,435	23,109	$394,423
John F. Kaloski	80,000	$1,616,794	12,139	$227,824
Douglas W. Gant	53,750	$1,007,287	9,112	$155,684

(1)	Value realized on exercise is calculated by multiplying the number of shares acquired upon exercise by the difference between the average of the high and low stock price and the exercise price on the exercise date.

(2)	Value realized on vesting is calculated by multiplying the number of shares acquired upon vest by the average of the high and low stock price on the vesting date.

PENSION BENEFITS TABLE

The table below provides, as of December 31, 2007, the benefit plan name, the number of years of creditable service, the present value of accumulated benefits, and the payments, if any, made to the NEO during the last fiscal year.

Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)(4)	Payments During Last Fiscal Year($)
James L. Wainscott	AK Steel Corporation Non Contributory Pension Plan(1)	12.75	$64,421	$0
	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$6,998,764	$0

Albert E. Ferrara, Jr.	AK Steel Corporation Non Contributory Pension Plan(1)	4.58	$21,614	$0
	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$2,542,333	$0

David C. Horn	AK Steel Corporation Non Contributory Pension Plan(1)	7.08	$33,829	$0
	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$4,388,451	$0

John F. Kaloski	AK Steel Corporation Non Contributory Pension Plan(1)	5.21	$23,171	$0
	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$3,132,690	$0

Douglas W. Gant(3)	AK Steel Corporation Non Contributory Pension Plan(1)	27.41	$862,756	$0
	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$1,371,382	$0

(1)	The Company’s full-time, non-represented salaried employees, including its NEOs, are eligible for retirement benefits under a qualified benefit plan known as the Non-Contributory Pension Plan (the “NCPP”). Retirement benefits are calculated under the NCPP using one of two formulas: (i) a cash balance formula (the “Cash Balance Formula”) or (ii) a final average pay formula (the “Final Average Pay Formula”). Eligibility for coverage under a particular formula is typically determined by the date on which a participant commenced employment with the Company. Participants generally are vested under the NCPP after five years of service regardless of which formula is used to calculate benefits. The compensation taken into account in determining benefits under either formula is subject to the compensation limits imposed by the Internal Revenue Code.

Under the Cash Balance Formula, a participant’s account is credited monthly with (i) a service credit based on the participant’s years of service and eligible compensation for that month, and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate as determined and defined in the Cash Balance Formula. For purposes of the Cash Balance Formula, eligible compensation generally includes the participant’s base salary and incentive compensation. NCPP benefits for four of the NEOs (Messrs. Wainscott, Horn, Kaloski and Ferrara) are determined under the Cash Balance Formula. The estimated annual benefits payment to each of these four NEOs under the Cash Balance Formula upon retirement at age 65 is: $24,353 for Mr. Wainscott, $10,708 for Mr. Horn, $7,187 for Mr. Kaloski and $5,754 for Mr. Ferrara. These estimates assume that each NEO continues working for the Company until age 65, the Cash Balance Formula continues unchanged until the projected retirement date, and regulatory limits on compensation and benefits remain constant at 2007 levels. These estimates make no assumptions of any future increases to the eligible compensation of the NEOs.

Under the Final Average Pay Formula, a participant’s retirement benefits are calculated on the basis of his or her (i) number of years of credited service and (ii) average annual earnings—which include base pay, annual bonus, long term incentives, and overtime—during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation. NCPP benefits for one NEO (Mr. Gant) are determined under the Final Average Pay Formula. For information on Mr. Gant’s estimated annual benefit at retirement, see footnote 3, below.

The above estimates of benefits provided under the Cash Balance Formula and Final Average Pay Formula to each NEO are computed on a single life annuity basis and do not reflect any reduction resulting from a Social Security offset.

(2)	Credited service is not a component of the calculation of benefits under the Executive Minimum and Supplemental Retirement Plan. It is, however, a component of vesting. Prior to October 18, 2007, in order to be vested in the Executive Minimum and Supplemental Retirement Plan as an officer, a participant had to have ten years of credited service with the Company, of which at least five had to be as an officer. Mr. Wainscott is the only NEO who satisfies these criteria. On October 18, 2007, however, the Board of Directors of the Company, upon the recommendation of its Compensation Committee, approved amendments to the Executive Minimum and Supplemental Retirement Plan to change from the ten-year “cliff vesting” described above to a form of “graded vesting” pursuant to which a participant will vest in 50% of his or her accrued benefit after a minimum requirement of five years of service as an officer of the Company and as a participant in the Executive Minimum and Supplemental Retirement Plan, and in an additional 10% of such benefit for each year of service as an employee of the Company in addition to such five years, up to 100% vesting after ten years of total service. Under these criteria, Mr. Horn is 70% vested and Mr. Kaloski is 50% vested in the Executive Minimum and Supplemental Retirement Plan. The other NEOs are not yet vested. A discussion of the Executive Minimum and Supplemental Retirement Plan is included in the Compensation Discussion and Analysis, above, at page 37.

(3)	Under a prior version of the Company’s Supplemental Plan, Mr. Gant has a vested annual benefit of $67,465 payable from age 60 to age 62 and $60,412 payable at age 62 and older. Mr. Gant’s Supplemental Plan benefit at retirement will be the greater of his vested benefits under (i) the previous version of the Supplemental Plan or (ii) the existing version of the Supplemental Plan, either of which will exceed his benefit under the Final Average Pay Formula.

(4)	The calculation of the present value of accumulated benefits first involves the calculation of the lump sum that would be payable upon the later of age 60 or the vesting date. This lump sum has been based on a discount rate of 4.0% and the 1984 Unisex mortality table. The lump sum determined on these assumptions is then discounted back to December 31, 2007 at a discount rate of 6.0%. Since Mr. Ferrara and Mr. Kaloski will not fully vest until after age 60, it is assumed that their normal retirement date is the date on which they fully vest. The valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit can be found in Note 2 to the Notes to Consolidated Financial Statements on pages 69-73 of our 2007 Annual Report on Form 10-K.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company has an Executive Deferred Compensation Plan. Currently, however, none of the NEOs participate in that Plan. The Company also has a nonqualified retirement plan referred to as a Supplemental Thrift Plan which provides for Company matching contributions with respect to base salary that is not permitted to be taken into account under the Company’s Thrift Plan due to limits on earnings imposed by the Internal Revenue Code. The table below provides information regarding the aggregate earnings and the total account balance for each NEO as of December 31, 2007 in the Company’s Supplemental Thrift Plan. The Supplemental Thrift Plan and the Executive Deferred Compensation Plan are described in more detail in the “Pension and other retirement benefits” section of the Compensation Discussion and Analysis.

Name	Registrant Contributions in Last FY($)	Aggregate Earnings in Last Fiscal Year($)(1)	Aggregate Balance at Last Fiscal Year End($)
James L. Wainscott	$19,375	$1,223	$42,422
Albert E. Ferrara, Jr.	$5,125	$262	$10,337
David C. Horn	$8,125	$540	$18,897
John F. Kaloski	$6,375	$354	$13,362
Douglas W. Gant	$3,500	$113	$5,650

(1)	The amount shown in this column is calculated based on assumed earnings on each NEO’s account balance using an investment option within the Company-sponsored Thrift Plan known as the Fixed Income Fund.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The potential payments and benefits provided to an NEO upon his termination from, or a change-in-control of, the Company will vary depending upon the circumstances and the bases for the benefits. The various bases for benefits and circumstances which will impact the determination of post-termination or change-in-control benefits are described below.

Bases for Determination of Payments upon Termination or Change-In-Control

The Company has entered into severance and change-in-control agreements with each of the NEOs that provide post-termination and/or change-in-control benefits. The benefits provided under each of these agreements and the material terms of each, including the material conditions and obligations applicable to the receipt of payments and benefits under the agreements, are described in the Compensation Discussion and Analysis, above, at pages 21-39. In addition, the termination of an NEO’s employment and/or a change-in-control may trigger payments or benefits under the Company’s Annual Incentive Plan, Long Term Plan, Stock Plan and Executive Minimum and Supplemental Retirement Plan.

Circumstances Impacting the Determination of Payments upon Termination or Change-In-Control

There are various scenarios under which payments upon termination of employment or change-in-control are made. For purposes of the tables which follow, these scenarios are assumed to be as follows:

Normal Retirement

This scenario assumes that the NEO has terminated his employment with the Company as of December 31, 2007 and would qualify for normal retirement under the terms of the Company’s NCPP. The payments and benefits listed in the table below with respect to “Normal Retirement” represent payments and benefits beyond those which the NEO would be entitled to if he qualified for and elected retirement under the terms of the NCPP. Payments to the NEOs under the NCPP that have vested as of December 31, 2007 are set forth above in the Pension Benefits Table, at page 45.

Involuntary Termination without Cause (No Change-in-Control)

This scenario assumes that the Company has involuntarily terminated the employment of the NEO without cause as of December 31, 2007. It also assumes that there has been no change-in-control of the Company.

Disability

This scenario assumes that the NEO became permanently and totally disabled under the Company’s long-term disability plan as of December 31, 2007.

Death

This scenario assumes that the NEO died on December 31, 2007 while actively employed by the Company.

Change-in-Control

This scenario assumes that there has been a change-in-control of the Company and that within 24 months following the change-in-control (a) the Company involuntarily terminates the employment of the NEO without cause or (b) the NEO voluntarily terminates his employment with the Company for good reason. For Mr. Wainscott and Mr. Horn, the payments and benefits available under this scenario also would apply in the event there has been a change-in-control of the Company and within six months thereafter the eligible NEO voluntarily terminates his employment with the Company for any reason. Under the terms of the change-in-control agreements entered into between the Company and each of the NEOs, “good reason” includes the assignment of duties inconsistent with the NEO’s qualifications, a demotion or diminution in job responsibilities, a reduction in annual base salary, a requirement that the NEO be based anywhere other than the principal executive offices of the Company as they existed prior to the change-in-control, a failure to pay compensation due to the NEO, a failure of the Company to continue in effect any compensation plan in which the NEO participated at the time of the change-in-control, a material reduction in benefits under the Executive Minimum and Supplemental Retirement Plan, the failure of the Company to obtain the agreement of any successor corporation to assume and agree to perform the change-in-control agreements, and a failure by the Company to give proper notice or otherwise comply with the procedural requirements for involuntary termination without cause.

The table below summarizes the potential payments resulting from termination or a change-in-control of the Company for each of the NEOs.

Event	James L. Wainscott	Albert E. Ferrara, Jr.	David C. Horn	John F. Kaloski	Douglas W. Gant
Normal Retirement
Unvested Stock Options(1)	$4,404,425	$619,369	$825,825	$825,825	$619,369
Prorated Annual Incentive Plan(2)	0	0	0	0	0
Long Term Plan(3)	653,400	141,570	186,945	157,905	119,790
Prorated Performance Shares at Target(4)	5,548,800	780,300	1,040,400	1,040,400	780,300

Total	$10,606,625	$1,541,239	$2,053,170	$2,024,130	$1,519,459

Involuntary Termination Without Cause (No Change- in-Control)
Unvested Stock Options(1)	$4,404,425	$619,369	$825,825	$825,825	$619,369
Annual Incentive Plan(5)	2,000,000	322,500	412,500	360,000	273,750
Long Term Plan(3)	653,400	141,570	186,945	157,905	119,790
Health and Welfare Benefits(6)	61,653	30,523	39,074	41,476	38,573
Cash Severance(7)	2,000,000	645,000	825,000	720,000	547,500

Total	$9,119,478	$1,758,962	$2,289,344	$2,105,206	$1,598,982
Death or Disability
Unvested Stock Options(1)	$4,404,425	$619,369	$825,825	$825,825	$619,369
Unvested Stock Awards(8)	11,171,538	1,758,276	2,802,560	2,382,054	1,727,619
Prorated Annual Incentive Plan(2)	0	0	0	0	0
Long Term Plan(3)	653,400	141,570	186,945	157,905	119,790
Prorated Performance Shares at Target(4)	5,548,800	780,300	1,040,400	1,040,400	780,300

Total	$21,778,163	$3,299,515	$4,855,730	$4,406,184	$3,247,078
Change-in-Control
Unvested Stock Options(1)(16)	$4,404,425	$619,369	$825,825	$825,825	$619,369
Unvested Stock Awards(8)(16)	11,171,538	1,758,276	2,802,560	2,382,054	1,727,619
Prorated Annual Incentive Plan(9)	3,600,000	585,000	1,030,000	870,000	495,000
Prorated Performance Shares at Target(10)(16)	5,548,800	780,300	1,040,400	1,040,400	780,300
Prorated Long Term Plan at Target(11)	1,000,000	215,000	275,000	240,000	182,500
Incremental SERP(12)	5,330,084	4,366,796	2,673,984	4,888,366	2,226,762
Health and Welfare Benefits(13)	92,480	50,872	78,148	82,952	64,289
Excise Tax Gross Up(14)	10,020,330	3,470,635	3,222,672	4,392,635	2,345,112
Cash Severance(15)	3,000,000	1,075,000	1,650,000	1,440,000	912,500

Total	$44,167,657	$12,921,248	$13,598,589	$16,162,232	$9,353,451

(1)	Under the terms of the Stock Plan, the amounts reported in this row represent the value as of December 31, 2007 of the unvested stock options granted to each NEO. These amounts were calculated based on the closing market price of the Company’s common stock ($46.24) on the last day that stock traded (December 31, 2007) during the Company’s 2007 fiscal year less the option exercise price per share.

(2)	Under the terms of the Annual Incentive Plan, if a participant dies, becomes disabled, or retires during a performance period, the participant is entitled to receive a prorated Annual Incentive Award for that performance period based upon the portion of his or her participation during the period. For purposes of calculating the amounts reported in this row, the effective date of retirement, disability or death was assumed to have occurred on December 31, 2007. As a result, to the extent that a performance award was earned under the Annual Incentive Plan, the NEO would be entitled to the full amount of that award and no prorated calculation would be necessary. A discussion of the Annual Incentive Plan, and how performance awards are determined under that plan, is described in the Annual Incentive Awards section of the Compensation Discussion and Analysis, above, at pages 28-30. In this instance, a performance award was earned by and paid to each NEO for the 2007 performance period. The amount of the Annual Incentive Plan award paid to each NEO in February 2008 for the 2007 performance period is reported in the Summary Compensation Table, above, beginning at page 40.

(3)	Under the terms of the Long Term Plan, if a participant dies, becomes disabled, retires or is involuntarily terminated without cause during a performance period, the participant is entitled to receive an amount equal to twice the amount already paid or to be paid to the participant on the performance award date occurring within that calendar year, less the amount of any performance award actually paid to the participant on the performance award date. Because the triggering event for purposes of this table is deemed to have occurred on December 31, 2007, the amount reported is equal to twice the amount of the Long Term Award paid to the NEO for the 2005-2006 performance period, less the amount of the Long Term Award for that period actually paid to the NEO in February 2007. A discussion of the Long Term Plan, and how performance awards are determined under that plan, is described in the Long Term Incentive Awards section of the Compensation Discussion and Analysis, above, at pages 30 and 31.

(4)	Under the terms of the Stock Plan, if a participant dies, becomes disabled, or retires while holding performance shares, each performance share held by the participant is deemed to be earned on a prorated basis. The shares will be issued to the NEO at the conclusion of the applicable performance period at the same time as shares are issued to other participants whose employment did not terminate before the end of the period and will be prorated on the basis of the number of months of service by the NEO during the performance period, with the normal adjustment based upon the achievement of the performance goals during the entire performance period. For purposes of calculating the amounts reported in this row, it was assumed that the effective date of retirement, disability or death occurred on December 31, 2007 and the Company will achieve the target performance level for both performance categories under the 2006-2008 performance period and the 2007-2009 performance period. Under these assumptions, each NEO would be entitled to receive a prorated portion (two-thirds for the 2006-2008 performance period and one-third for the 2007-2009 performance period) of the target payout for both performance periods. The performance level assumptions used to calculate the amounts reported in this row were selected merely to demonstrate the potential compensation that the NEOs could earn with respect to performance shares following certain triggering events and are not intended to provide any indication regarding future Company performance. A discussion of the Stock Plan and how performance shares are determined under that plan are described in the “Performance shares awards” section of the Compensation Discussion and Analysis, above, at page 33.

(5)

Under the terms of the severance agreements entered into between the Company and each NEO, in the event an NEO’s employment is terminated without cause, that NEO is entitled to receive a lump sum payment equal to one and one-half times (except for Mr. Wainscott, who receives two times) his assigned target amount under the Annual Incentive Plan for the calendar year in which his date of termination occurs, less any amount otherwise paid or payable to the NEO under the Annual Incentive Plan with respect to such calendar year. The target amount assigned to each NEO under the Annual Incentive Plan for 2007 is reported in the Grants of Plan Based Awards Table, above, beginning at page 42. Assuming a termination date of December 31, 2007, Mr. Wainscott would be entitled under his severance agreement to a lump sum payment equal to two times his assigned target amount under the Annual Incentive Plan for the 2007 performance period and each of the other NEOs would be entitled under their respective severance agreements to a lump sum payment equal to one and one-half times the amount of their assigned target amounts under the Annual Incentive Plan for the 2007 performance period. Since these lump sum payments assume a termination date of December 31, 2007, no amount would yet have been paid or become payable under the Annual Incentive Plan for calendar year 2007. Accordingly, these payments would not be reduced under the terms of the Annual Incentive Plan for amounts paid or payable with respect to calendar year 2007. Absent the application of the severance agreements, an NEO would not be entitled to any payment under the Annual Incentive Plan for the performance period in which he is terminated.

(6)	Under the terms of the severance agreements entered into between the Company and each NEO, in the event an NEO’s employment is terminated without cause the NEO is entitled to continue to receive certain employment benefits for the duration of his “severance period.” The term “severance period” is either six or twenty-four months for Mr. Wainscott and either six or eighteen months for the other NEOs, depending upon whether they execute releases of all claims relating to their employment in favor of the Company. The employee benefits reported in this row include an annual executive physical, tax preparation and financial planning, life insurance and annual cost of health insurance for the applicable severance period. For purposes of this table, the severance period is assumed to be the maximum period available to each NEO.

(7)	Under the terms of the severance agreements entered into between the Company and each NEO, an NEO who is involuntarily terminated without cause is entitled to receive cash severance benefits in an amount equal to the NEO’s base salary for a period of six months in a single, undiscounted lump sum. If the NEO executes an agreement releasing the Company from any liability for claims relating to the NEO’s employment with the Company, the NEO is also entitled to receive an additional lump sum severance payment in an amount equal to 18 months of base salary (in the case of Mr. Wainscott) or 12 months of base salary (in the case of the other NEOs). The amounts calculated for this row assume that the termination occurred on December 31, 2007.

(8)	Under the terms of the Stock Plan, if a participant dies or becomes disabled, then all outstanding restrictions on his or her unvested restricted stock automatically lapse. The amounts reported in this row represent the value of the unvested restricted stock granted to each NEO under the Stock Plan assuming death or disability occurred on December 31, 2007. Amounts were calculated based on the closing market price of the Company’ common stock ($46.24) on the last day that stock traded during the Company’s 2007 fiscal year (December 31, 2007).

(9)	Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive a lump sum payment equal to (a) between two and one-half and three times the greatest of (i) the NEO’s assigned target amount under the Annual Incentive Plan for the calendar year in which the termination occurs, (ii) the amount paid to the NEO under the Annual Incentive Plan for the calendar year immediately preceding the calendar year in which the date of termination occurs, or (iii) the average of the amounts paid or payable to the NEO under the Annual Incentive Plan for each of the three calendar years immediately preceding the calendar year in which the date of termination occurs, (b) less any amounts otherwise paid or payable to the NEO under the Annual Incentive Plan with respect to the calendar year immediately preceding the calendar year in which the date of termination occurs, (c) plus the NEO’s assigned maximum amount under the Annual Incentive Plan for the year in which the date of termination occurs, prorated based upon the employment period during such year. For Messrs. Wainscott, Horn and Kaloski, the multiple to be used is three. For Messrs. Ferrara and Gant, the multiple to be used is two and one-half. The amounts reported in this row assume that the termination occurred on December 31, 2007.

(10)	Under the terms of the Stock Plan, if a change-in-control occurs and a participant has outstanding grants for performance shares, each grant held by the participant is deemed to be earned at the target amount assigned to the participant on a prorated basis based upon the number of full months of the performance period with respect to each award that have elapsed as of the effective date of the change-in-control. The prorated payment will be made to the NEO as soon as administratively feasible following the effective date of the change-in-control. The amounts reported in this row assume that the effective date of change-in-control occurred on December 31, 2007.

(11)	Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive a lump sum payment equal to the incentive payment with respect to any completed performance period under the Long Term Plan that has not been paid as of the date of the NEO’s termination (which amount shall not be less than it would be if calculated at the NEO’s assigned target amount under the Long Term Plan), plus a prorated amount of the incentive award with respect to any incomplete performance period calculated at the NEO’s assigned target amount under the Long Term Plan for each such performance period. The amounts reported in this row assume that the effective date of the change-in-control occurred on December 31, 2007 effective date of the change-in-control.

(12)

The amounts reported in this row represent the incremental value of the SERP calculated under each NEO’s change-in-control agreement in excess of the vested amount as of December 31, 2007. In other words, this row excludes any amounts to which the NEO would be entitled if he retired on December 31, 2007 regardless of whether a change-in-control had occurred on or before that date, which amounts are based on the benefits underlying the present values in the Pension Benefits Table beginning on page 45, adjusted to reflect commencement at the earliest possible date on or after December 31, 2007. These adjustments include a payment date of December 31, 2007 or age 55, if later, a reduction in benefits to reflect commencement prior to age 60, and a 3.08% discount rate used to calculate the lump sum present value. Under the SERP, if a participant elects to commence payments early following his or her 55th birthday instead of after his or her 60th birthday, the payments will be reduced to the actuarial equivalent of the regular payments based upon the participant’s age and certain actuarial assumptions. However, in the event of a change-in-control, there would be no such actuarial reduction for commencement of a participant’s benefit before age 60. The amounts reported in this row assume that the effective date of the change-in-control occurred on December 31, 2007.

(13)	Under the terms of the severance agreements entered into between the Company and each NEO, in the event of a change-in-control the NEO is entitled to continue to receive certain employment benefits for the duration of his “severance period.” The term “severance period” is either six or thirty months for Messrs. Wainscott, Horn and Kaloski and either six or twenty-four months for Messrs. Ferrara and Gant. The shorter term applies if the NEO does not execute a release of all claims in favor of the Company relating to his employment and the longer term applies if he does execute such a release. The employee benefits reported in this row include an annual executive physical, tax preparation and financial planning, life insurance and annual cost of health insurance for the applicable severance period. For purposes of this table, the severance period is assumed to be the maximum period available to each NEO.

(14)	Estimated excise tax gross-up amounts reported in this row have been calculated in accordance with Internal Revenue Code Section 280G and assume that the effective date of the change-in-control occurred on December 31, 2007. For this purpose, an NEO’s “base amount” has been calculated using W-2 Box 1 earnings for 2002-2006, stock options have been assumed to be cashed-out upon a change-in-control, each NEO is assumed to have a combined personal tax rate of 41% and a 20% excise tax, and no specific value has been ascribed to restrictive covenants. These amounts were calculated based on the closing market price of the Company’s common stock ($46.24) on the last day that stock traded (December 31, 2007) on or before December 31, 2007.

(15)	Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive cash severance benefits in an amount equal to six months of the NEO’s base salary in a single, undiscounted lump sum payment. If the NEO executes a full release of claims relating to his employment in favor of the Company, the NEO is entitled to receive additional cash severance in a single, undiscounted lump sum in an amount equal to either 24 or 30 months of the NEO’s base salary. For Messrs. Wainscott, Horn and Kaloski, the period to be used is 30 months. For Messrs. Ferrara and Gant, the period to be used is 24 months. The amounts calculated for this row assume that the effective date of the change-in-control and termination occurred on December 31, 2007.

(16)	Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event and the execution of a full release of claims in favor of the Company, the NEO is entitled immediately to (a) exercise all stock options awarded to the NEO under the Stock Plan from the effective date of the release until the third anniversary of the date of termination, or the date the option expires under its own terms, and (b) absolute ownership of all shares of restricted stock granted to the NEO under the Stock Plan. Under the terms of the Stock Plan, as of the effective date of a change-in-control of the Company all outstanding stock options become immediately exercisable, all restrictions on the transfer of unvested restricted stock lapse, and all performance shares are deemed earned at the target amount assigned to each award and payment is prorated based on the number of full months of the performance period with respect to each award that has lapsed as of the effective date of the change-in-control.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”) of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2007, the Committee met eight times and discussed the interim quarterly financial results with the Company’s Chief Financial Officer and its independent registered public accounting firm, Deloitte & Touche LLP, (the “independent auditors”) prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the independent auditors’ independence consistent with Independence Standard Board Standard No. 1, “Independence Discussion with Audit Committees,” discussed with the independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the organization, responsibilities and staffing of the internal audit function. The Committee reviewed with the Company’s independent auditors and its internal auditors their respective audit plans, audit scope and identification of audit risks. The Committee has implemented a formal pre-approval process for non-audit fee spending and it seeks to limit this spending to a level that keeps the core relationship with the independent auditors focused on financial statement review and evaluation.

The Committee discussed and reviewed with the Company’s independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement of Auditing Standards No. 61 “Communication with Audit Committees” as amended and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. In addition, the Committee has discussed various matters with the independent auditors related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between the independent auditors and management.

The Committee has discussed and reviewed with management and the Company’s independent auditors the Company’s audited consolidated financial statements as of and for the year ended December 31, 2007, managements’ assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting. Management has the responsibility for the preparation of the Company’s financial statements and for establishing and maintaining adequate internal control over financial reporting and the independent auditors have the responsibility for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

Based on the above-mentioned review and discussions with management and the Company’s independent auditors, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Committee also retained Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008. As a matter of good corporate governance, the Committee is seeking ratification by the Company’s stockholders of that appointment.

THE AUDIT COMMITTEE

    Daniel J. Meyer, Chair

    William K. Gerber

    Shirley D. Peterson

    Dr. James A. Thomson

PRINCIPAL ACCOUNTING FIRM FEES

The table below provides the aggregate fees paid or accrued by the Company to its principal accounting firm, Deloitte & Touche LLP, for the years ended December 31, 2006 and 2007, respectively:

	2006	2007
Audit Fees(1)	$2,485,900	$2,647,000
Audit-Related Fees(2)	355,500	566,000

Total Audit and Audit Related Fees	2,841,400	3,213,000
Tax Fees(3)	1,375,000	1,420,000

Total(4)	$4,216,400	$4,633,000

(1)	Includes fees for the integrated audit of annual consolidated financial statements and reviews of unaudited quarterly consolidated financial statements, audits of internal controls over financial reporting, fees for audits required for regulatory reporting by the Company’s insurance subsidiaries and consents related to filings with the Securities and Exchange Commission.

(2)	Includes audit-related fees for audits of employee benefit plans and agreed-upon procedure engagements.

(3)	Primarily fees for tax compliance, tax planning and tax audits. In 2007, the Company paid $930,000 for tax compliance, $190,000 for tax planning and $300,000 for tax audits.

(4)	During 2007, no services were provided by persons other than the principal accountant’s full-time, permanent employees.

The Audit Committee annually approves the scope and fees payable for the year-end audit, statutory audits and employee benefit plan audits to be performed by the independent registered public accounting firm for the next fiscal year. Management also defines and presents to the Audit Committee specific projects and categories of service, together with the corresponding fee estimates related to the services requested. The Audit Committee reviews these requests and, if acceptable, pre-approves the engagement of the independent registered public accounting firm. The Audit Committee authorizes its Chair to pre-approve all non-audit services on behalf of the Audit Committee during periods between regularly scheduled meetings, subject to ratification by the Audit Committee at its next meeting. The company’s Chief Financial Officer summarizes on an annual basis the external auditor services and fees paid for pre-approved services and reports on a quarterly basis if there are any new services being requested requiring pre-approval by the Audit Committee.

All of the services provided by Deloitte & Touche LLP have been approved in accordance with the foregoing policies and procedures.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(Proposal 2 on the proxy card)

The Audit Committee of the Board of Directors appointed Deloitte & Touche LLP, as the Company’s independent registered public accountant for the current fiscal year. The Audit Committee and the Board of Directors seek to have the stockholders ratify this appointment. Representatives of Deloitte & Touche LLP, are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will respond to appropriate questions.

Although shareholder ratification is not required under the laws of the State of Delaware, the Audit Committee and the Board are submitting the appointment of Deloitte & Touche LLP to the Company’s stockholders for ratification at the annual meeting as a matter of good corporate governance in order to provide a means by which stockholders may communicate their opinion with respect to this matter. If the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee may replace Deloitte & Touch LLP with another independent registered public accounting firm for the balance of the year or may decide to maintain its appointment of Deloitte & Touche LLP, whichever it deems to be in the best interests of the Company given the circumstances at that time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

RE-APPROVAL OF THE PERFORMANCE GOALS

OF THE COMPANY’S ANNUAL MANAGEMENT INCENTIVE PLAN

(Proposal 3 on the proxy card)

Introduction

Prior Approval and Amendments; Identification of Exhibit

The Company’s Annual Management Incentive Plan (the “Annual Incentive Plan”) was originally adopted in January 1993. The Annual Incentive Plan was restated in March 1998 to reflect certain amendments, and was amended and restated in January 2003 to conform to the requirements of Section 162(m) of the Internal Revenue Code (“the Code”).

On October 18, 2007, the Annual Incentive Plan was amended to conform to certain requirements of Section 409A of the Code. For ease of reference and presentation, the amendments approved on October 18, 2007 have been incorporated into the Annual Incentive Plan and it has been restated as of that date. A copy of the amended and restated Annual Incentive Plan as of October 18, 2007 is attached as Exhibit A to this Proxy Statement.

Reason for Seeking Shareholder Approval and Explanation of Approval Sought

Section 162(m) generally places a $1,000,000 limit on the deductibility for federal income tax purposes of the annual compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers (other than the Chief Financial Officer). However, “qualified performance-based compensation” is exempt from this deductibility limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the shareholders of the paying corporation.

The Company’s Annual Incentive Plan, including its performance goals, was approved by the Company’s shareholders in 2003 and grants of performance awards under the plan currently qualify as performance-based compensation under Section 162(m). Under Section 162(m), however, in order for performance awards under the Annual Incentive Plan to continue to qualify as performance-based compensation, the material terms of the plan’s performance goals must be approved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the goals last received shareholder approval. Since the last such shareholder approval was received in 2003, we are now asking the shareholders to reapprove the Annual Incentive Plan performance goals in order to preserve the tax status of performance awards as performance-based, and thereby allow the Company to continue to fully deduct the compensation expense related to the awards. We are not amending or altering the Annual Incentive Plan. If this proposal is not adopted, the Compensation Committee may continue to grant performance awards under the Annual Incentive Plan, but if it does so, certain awards to executive officers would no longer be fully tax deductible by the Company.

Summary of the Annual Incentive Plan

Set forth below is a summary of certain important features of the Annual Incentive Plan, as currently amended and restated, including the material terms of the performance goals under which compensation is to be paid to the participants in the Annual Incentive Plan. The summary is qualified in its entirety by reference to the full text of the amended and restated Annual Incentive Plan, a copy of which is appended to this Proxy Statement as Exhibit A. All capitalized terms not defined in the summary are defined in the text of the Annual Incentive Plan.

Eligibility. Eligibility for participation in the Annual Incentive Plan is set forth in Section 2 of the plan. All elected officers and other nonrepresented salaried employees of the Company are eligible to be selected for participation in the Annual Incentive Plan.

Business Criteria for Performance Awards. The business criteria for determining performance awards under the Annual Incentive Plan are set forth in Section 3 of the plan. They are net income (excluding special, unusual and extraordinary items), safety and quality.

Performance Award Determination; Maximum Award Amount. How a performance award is determined and the maximum amount of a performance award under the Annual Incentive Plan are set forth in Sections 3 and 6 of the plan. In general, the process for determining a performance award is as follows: For each Executive Officer who participates in the Annual Incentive Plan (referred to as a “Covered Employee” in the Annual Incentive Plan), the Compensation Committee assigns the officer a Target Percentage and a Maximum Percentage. The Executive Management Committee assigns each other Plan Member a Target Percentage and a Maximum Percentage. A Plan Member’s Target Percentage is multiplied by the Plan Member’s annual base compensation for the Performance period to arrive at the Plan Member’s target award if the Company achieves certain goals with respect to safety, quality and net income that are established by the Compensation Committee and approved by the Board of Directors at the start of a performance period. A Plan Member’s Maximum Percentage, which is two times his or her Target Percentage, is multiplied by his or her annual base compensation to determine his or her maximum award if the Company, in addition to meeting the goals for safety and quality, exceeds the established net income goal by a certain level as determined by the Compensation Committee. If only the goal for safety is attained for a Performance Period, the Compensation Committee nevertheless would grant a Performance Award for safety only. The Compensation Committee may also identify one or more Covered Employees to participate in a Special Award. If an individual is selected to participate in the Special Award grant, the Compensation Committee establishes an objective formula based on net income that, if attained, would entitle such individual to a Special Award. At the conclusion of each Performance Period, the Compensation Committee, with respect to Covered Employees, and the Executive Management Committee, with respect to other Plan Members, determines the extent to which the performance goals have been met. The Compensation Committee and the Executive Management Committee, respectively, will then determine the target award or maximum award, and any Special Award, earned by each Plan Member. A Plan Member’s Performance Award for a Performance Period consists of the target award or maximum award, as the case may be, plus any Special Award, to which he or she may be entitled in respect of that Performance Period. No Performance Award may be paid to a Covered Executive except upon written certification by the Compensation Committee that the applicable performance goals have been satisfied. No Covered Executive may receive a Performance Award in excess of $5,000,000. Each Performance Award is paid in cash in a single lump-sum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-APPROVAL OF THE PERFORMANCE GOALS OF THE ANNUAL MANAGEMENT INCENTIVE PLAN.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

AND NOMINATIONS OF DIRECTORS

The Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. Notice of a stockholder proposal or director nomination for the 2009 Annual Meeting must be received by the Company no later than March 30, 2009 and no earlier than February 28, 2009, and must contain certain information and conform to certain requirements specified in the by-laws. If the Chairman determines at the Annual Meeting that a stockholder proposal or director nomination was not made in accordance with the by-laws, the Company may disregard the proposal or nomination. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2009 Annual Meeting, but the proposal complies with the advance notice procedure prescribed by the by-laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

If a stockholder intends to present a proposal at the 2009 Annual Meeting of Stockholders and seeks to have the proposal included in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company no later than December 18, 2008. The proposal must also satisfy the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

Any proposals, as well as any related questions, should be directed to: Secretary, AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069.

OTHER MATTERS

The Company’s audited financial statements as of and for the year ended December 31, 2007, together with the report thereon of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, are included in the Company’s Annual Report on Form 10-K under the Securities Exchange Act of 1934. A copy of the 2007 Annual Report on Form 10-K is included in the Company’s 2007 Annual Report to Stockholders and is being furnished on the Internet to stockholders together with this Proxy Statement.

This Proxy Statement and the accompanying form of proxy will be furnished on the Internet to stockholders on or about April 17, 2008, together with the 2007 Annual Report to Stockholders. In addition, the Company is requesting banks, brokers and other custodians, nominees and fiduciaries to forward the Notice to the beneficial owners of shares of the Company’s common stock held by them of record and will reimburse them for the reasonable out-of-pocket expenses they incur in complying with this request. The Company retained Georgeson Inc. to assist in the solicitation of proxies for a fee estimated to be $7,500 plus out-of-pocket expenses. Solicitation of proxies also may be made by officers and employees of the Company. The cost of soliciting proxies will be borne by the Company.

The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote on the matter in their discretion.

By order of the Board of Directors,

    David C. Horn

        Secretary

West Chester, Ohio

April 17, 2008

EXHIBIT A

AK STEEL CORPORATION

ANNUAL MANAGEMENT INCENTIVE PLAN

(as amended and restated as of October 18, 2007)

Introduction

The name of this plan is the AK Steel Corporation Annual Management Incentive Plan (the “Plan”). AK Steel Corporation (the “Company”) adopted the Plan in 1994 to enhance the Company’s focus on specific performance goals with respect to net income, safety, and quality. The Plan is hereby amended and restated as set forth in this document.

The Plan is a payroll practice intended to motivate selected employees to meet certain performance goals. The Plan is not intended to be an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the Plan shall be interpreted, administered and enforced to the extent possible in a manner consistent with that intent. Any obligations under the Plan shall be the joint and several obligations of AK Steel Holding Corporation, the Company, and each of their respective subsidiaries and affiliates. The Plan is designed to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.	Administration of the Plan.

This Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall consist of not less than two members of the Board who shall be appointed from time to time by, and shall serve at the discretion of, the Board. Each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code and related regulations, an “independent director” as defined in the rules and regulations of the New York Stock Exchange, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Human Resources Department of the Company shall maintain records of authorized participants for each period described in paragraph 4 below (the “Performance Period”).

2.	Participation.

Certain nonrepresented salaried employees of the Company (“Plan Member” or “Plan Members”) shall be eligible to participate in this Plan upon selection by the Chairman of the Board or his delegate, the Executive Management Committee (the “EMC”), subject to the approval and/or review from time to time by the Committee. The EMC shall consist of the Company’s Chief Executive Officer, President, Vice President—Human Resources, and such other individuals as may be designated from time to time by the Chief Executive Officer. Notwithstanding the foregoing, any covered employee as defined in Section 162(m)(3) of the Code (“Covered Employee”), shall be designated to participate in the Plan by the Committee in writing within the time period prescribed by Section 162(m) of the Code and related regulations.

3.	Bonus Opportunity Targets.

Each Plan Member shall be assigned a Bonus Opportunity Target Percentage (“Target Percentage”) and a Bonus Opportunity Maximum Percentage (“Maximum Percentage”) at the time he is selected for participation in this Plan based on his position in the Company and/or his overall contribution to the Company. A Plan Member’s Target Percentage and/or Maximum Percentage may be changed from time to time at the discretion of the Committee or the EMC. Notwithstanding the foregoing, the Committee shall assign or change, in writing, the Target Percentage and Maximum Percentage for any Covered Employee for a particular Performance Period within the time period prescribed by Section 162(m) of the Code and related regulations.

A Plan Member’s Target Percentage with respect to any Performance Period is the percentage of his annual base compensation (as defined below) that may be awarded to him by the Company as additional compensation if the Company achieves certain goals as determined by the Committee and approved by the Board with respect to net income (excluding special, unusual and extraordinary items), safety, and quality. A Plan Member’s Maximum Percentage, which is two times his Target Percentage, is the percentage of his annual base compensation that may be awarded if the Company achieves for the Performance Period not only the established safety and quality goals, but exceeds the established net income goal by a certain level as determined by the Committee. A Plan Member’s annual base compensation for purposes of this Plan shall be his actual base salary paid during the relevant Performance Period.

Any amount awarded to a Plan Member under this Plan shall be referred to herein as a “Performance Award.” If a Plan Member is designated to participate in the Plan after the commencement of a Performance Period, such individual’s Performance Award will be prorated based on his period of participation in the Plan during such Performance Period.

4.	Performance Periods.

Each Performance Period shall be the twelve-month period commencing on January 1 and ending on the following December 31.

5.	Performance Award Payment Date.

The Performance Award Payment Date is the date on which any Performance Awards are paid to Plan Members, which date shall not be later than March 15 immediately following the last day of each Performance Period. Before any Performance Award is paid to a Covered Employee, the Committee shall certify in writing that the criteria for receiving a Performance Award pursuant to the terms of the Plan have been satisfied.

6.	Performance Award Determination.

For each Performance Period, the Committee shall assign, in writing, with respect to each of the performance factors of net income, safety, and quality, a threshold goal, a target goal, and, with respect to the net income factor, the level which if exceeded will result in the maximum Performance Awards being made. If the threshold goals are not met, no Performance Awards shall be made. Achievement of performance between the threshold and target goals shall result in Performance Awards being made. The threshold and target goals, and the level of net income required to achieve the maximum Performance Awards, shall be communicated in writing to Covered Employees no later than the time period prescribed by Section 162(m) of the Code and related regulations. Different threshold and target goals may apply with respect to a specific plant, department, or area of the Company. Notwithstanding the foregoing, Performance Awards may be granted with respect to achievement of the threshold goal for safety even if the threshold goal for net income for the Performance Period is not achieved.

The Committee may establish such other parameters and procedures for determining Performance Awards as it deems appropriate with respect to any Performance Period. The maximum Performance Award (including any special Performance Award pursuant to paragraph 7 below) that may be paid to any Covered Employee with respect to any Performance Period shall be $5 million. The Committee may delegate the calculation of Performance Awards to the Company’s Chief Financial Officer, subject to the Committee’s supervision.

7.	Special Awards to Covered Employees.

Subject to the provisions of paragraph 6 above, the Committee may grant with respect to any Performance Period a special Performance Award to any Covered Employee if a specified level of net income (excluding special, unusual and extraordinary items) is achieved by the Company. The level of net income required to achieve any such award and the amount of any such award shall be established by the Committee in writing within the time period prescribed by Section 162(m) of the Code and related regulations.

8.	Form of Payment.

All Performance Awards will be paid in a single lump-sum payment in cash. The Company will withhold such payroll or other taxes as it determines to be necessary or appropriate.

9.	Occurrence of Events During Performance Period.

a.	Termination of Employment.

If during a Performance Period a Plan Member dies, becomes totally and permanently disabled, or retires, the Plan Member (or his estate in the case of death) shall be entitled under this Plan to a prorated Performance Award, if any, based on his period of participation during such Performance Period. If during a Performance Period a Plan Member’s employment with the Company involuntarily terminates for any reason other than for cause, the Plan Member may receive, in the sole discretion of the Committee or the EMC, a prorated Performance Award, if any, based on his period of participation during such Performance Period. If a Plan Member is terminated for cause, as cause may be defined by the Committee or the EMC, or if a Plan Member voluntarily terminates before any Performance Award Payment Date, no Performance Award shall be paid under this Plan.

b.	Removal from the Plan.

A Plan Member may be removed from further participation in this Plan by the Committee or the EMC and such removal shall be effective as of the date determined by the Committee or the EMC. In such a case, the Plan Member may receive, in the sole discretion of the Committee or the EMC, a prorated Performance Award, if any, based on his period of participation during the Performance Period in which his removal occurs.

c.	Leave of Absence.

If during a Performance Period, a Plan Member is absent from employment with the Company for a period of more than ninety (90) consecutive calendar days for any reason, the Plan Member’s participation in the Plan will be suspended for the period of such absence exceeding ninety (90) days, and he may receive, in the sole discretion of the Committee or the EMC, a prorated Performance Award, if any, based on his period of participation during such Performance Period.

10.	Source of Benefits.

The Company shall make any cash payments due under the terms of this Plan directly from its assets. Nothing contained in this Plan shall give or be deemed to give any Plan Member or any other person any interest in any property of the Company, nor shall any Plan Member or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Committee in its discretion.

11.	Liability of Officers and Plan Members.

No current or former employee, officer, director or agent of AK Steel Holding Corporation or of the Company shall be personally liable to any Plan Member or other person to pay any benefit payable under any provision of this Plan or for any action taken by any such person in the administration or interpretation of this Plan.

12.	Unsecured General Creditor.

The rights of a Plan Member (or his beneficiary in the event of his death) under this Plan shall only be the rights of a general unsecured creditor of the Company, and the Plan Member (or his designated beneficiary) shall not have any legal or equitable right, interest, or other claim in any property or assets of the Company by reason of the establishment of this Plan.

13.	Arbitration.

Any dispute under this Plan shall be submitted to binding arbitration subject to the rules of the American Arbitration Association before an arbitrator selected by the Company and acceptable to the Plan Member. If the Plan Member objects to the appointment of the arbitrator selected by the Company, and the Company does not appoint an arbitrator acceptable to the Plan Member, then the Company and the Plan Member shall each select an arbitrator and those two arbitrators shall collectively appoint a third arbitrator who shall alone hear and resolve the dispute. The Company and the Plan Member shall share equally the costs of arbitration. No Company agreement of indemnity, whether under its Articles of Incorporation, the bylaws or otherwise, and no insurance by the Company, shall apply to pay or reimburse any Plan member’s costs of arbitration.

14.	Amendment or Termination of Plan.

The Board expressly reserves for itself and for the Committee the right and the power to amend or terminate the Plan at any time. In such a case, unless the Committee otherwise expressly provides at the time the action is taken, no Performance Awards shall be paid to any Plan Member on or after the date of such action.

15.	Miscellaneous.

a.	Assignability.

Plan Members shall not alienate, assign, sell, transfer, pledge, encumber, attach, mortgage, or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Plan Member’s, or any other person’s bankruptcy or insolvency.

b.	Obligations to the Company.

If a Plan Member becomes entitled to payment of any amounts under this Plan, and if at such time the Plan Member has any outstanding debt, obligation, or other liability representing an amount owed to the Company, then the Company may offset such amounts against the amounts otherwise payable under this Plan. Such determination shall be made by the Committee or the Board.

c.	No Promise of Continued Employment.

Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the Company. Subject to the provisions of paragraph 9 hereof, the Company retains the right to change or terminate any condition of employment of any Plan Member without regard to any effect any such change has or may have on such person’s rights hereunder.

d.	Captions.

The captions to the paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

e.	Pronouns.

Masculine pronouns and other words of masculine gender shall refer to both men and women.

f.	Validity.

In the event any provision of this Plan is found by a court of competent jurisdiction to be invalid, void, or unenforceable, such provision shall be stricken and the remaining provisions shall continue in full force and effect.

g.	Applicable Law.

This Plan is subject to interpretation under federal law and, to the extent applicable, the law of the State of Ohio.

Adopted: 1994

Amended and Restated: March 19, 1998

Amended and Restated: January 16, 2003

Amended and Restated: October 18, 2007

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 – Richard A. Abdoo	☐	☐	07 – Daniel J. Meyer	☐	☐

02 – John S. Brinzo	☐	☐	08 – Ralph S. Michael, III	☐	☐

03 – Dennis C. Cuneo	☐	☐	09 – Shirley D. Peterson	☐	☐

04 – William K. Gerber	☐	☐	10 – Dr. James A. Thomson	☐	☐

05 – Dr. Bonnie G. Hill	☐	☐	11 – James L. Wainscott	☐	☐

06 – Robert H. Jenkins	☐	☐

B. Ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008.

1.	The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008.

☐	For	☐	Against	☐	Abstain

C. Re-approval of the performance goals for the Company’s Annual Management Incentive Plan.

1.	The Board of Directors recommends a vote FOR the re-approval of the performance goals for the Company’s Annual Management Incentive Plan.

☐	For	☐	Against	☐	Abstain

D. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

Title:	Title:

Proxy - AK Steel Holding Corporation

Annual Meeting of Stockholders

Proxy Solicited on behalf of the Board of Directors of the Company for the Annual Meeting May 29, 2008

The undersigned stockholder of AK Steel Holding Corporation (the “Company”) hereby appoints James L. Wainscott, David C. Horn and Albert E. Ferrara, Jr., and each of them, as attorneys-in-fact and proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 29, 2008, and at any adjournment thereof, with authority to vote at such meeting all shares of Common Stock of the Company owned by the undersigned on April 1, 2008, in accordance with the directions indicated herein:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION AS A DIRECTOR OF EACH OF THE ELEVEN NOMINEES NAMED ON THE REVERSE SIDE and “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008 and “FOR” THE RE-APPROVAL OF THE PERFORMANCE GOALS FOR THE COMPANY’S ANNUAL MANAGEMENT INCENTIVE PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ELEVEN NOMINEES NAMED FOR ELECTION AS A DIRECTOR.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-APPROVAL OF THE PERFORMANCE GOALS FOR THE COMPANY’S ANNUAL MANAGEMENT INCENTIVE PLAN.

Please sign, date and return this proxy card promptly using the enclosed envelope.

(Continued and to be voted on reverse side.)